UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.           )

Filed by the Registrant      ☒            Filed by a Party other than the Registrant      ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

MEDALIST DIVERSIFIED REIT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

DATED AUGUST 13, 2024

Medalist Diversified REIT, Inc.

P.O. Box 8436

Richmond, Virginia 23226

Proxy Statement and

Notice of Annual Meeting of Stockholders

To Be Held September 12, 2024

Dear Stockholder:

On September 12, 2024, we will hold an annual meeting of stockholders at 22 Executive Park, Suite 250, Irvine, CA 92614. The meeting will begin at 10:00 AM Pacific Time. Directions to the meeting can be obtained by calling (804) 338-7708.

We are holding this meeting to:

1. Elect one Class I director to hold office for a three-year term expiring in 2027.
The Board of Directors recommends a vote FOR the Board of Directors’ nominee.

2. To approve, in an advisory and non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement.

The Board of Directors recommends a vote FOR the proposal.

3. To vote, on an advisory and non-binding basis, on the frequency of future advisory votes on the compensation of our named executive officers.

The Board of Directors recommends a vote for the option of one year.

4. Ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

The Board of Directors recommends a vote FOR the proposal.

5. To approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s outstanding common stock by a ratio of any whole number in a range of 1-for-10 and 1-for-100, with such ratio to be determined in the discretion of the Board of Directors and with such action to be effected at such time and date, if at all, as determined by the Board of Directors within one year after the conclusion of the 2024 Annual Meeting of Stockholders.

The Board of Directors recommends a vote FOR the proposal.

6. Attend to such other business as may properly come before the meeting and any adjournment or postponement thereof.

Your Board of Directors has selected July 9, 2024, as the record date for determining stockholders entitled to vote at the meeting.

This proxy statement and proxy card is being mailed to you on or about August 20, 2024.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on September 12, 2024. This Proxy Statement, including the notice of annual meeting, and 2023 Annual Report to Stockholders are available online at https://ts.vstocktransfer.com/irhlogin/MDRR.

Whether or not you plan to attend the meeting and vote, we urge you to have your vote recorded as early as possible. Stockholders can submit their votes by proxy by mailing the enclosed proxy card.

YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes. Jon Wheeler notified the Company that he intends to nominate four nominees to stand for election as a Class I director at the Annual Meeting in opposition to the nominee recommended by our Board of Directors. You may receive a proxy statement, proxy card and other solicitation materials from Mr. Wheeler. The Company is not responsible for the accuracy of any information provided by, or relating to, Mr. Wheeler or his nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Wheeler or any other statements that Mr. Wheeler may otherwise make. Mr. Wheeler chooses which of our stockholders will receive his proxy solicitation materials.

After careful consideration, our Board of Directors does NOT endorse any of Mr. Wheeler’s nominees and unanimously recommends that you vote “FOR” the election of the nominee proposed by the Board of Directors on your universal proxy card received from the Company. The Board of Directors strongly urges you NOT to sign or return any proxy card sent to you by Mr. Wheeler. If you have previously submitted a proxy card sent to you by Mr. Wheeler, you can revoke that proxy and vote for our Board of Directors’ nominee and on the other matters to be voted on at the Annual Meeting by signing, dating and mailing the enclosed universal proxy card from the Company in the envelope provided. Only your latest dated proxy will be counted.

We strongly encourage you to read the accompanying proxy statement carefully and to use the enclosed universal proxy card from the Company to vote for the Board of Directors’ nominee, and in accordance with the Board of Directors’ recommendations on the other proposals, as soon as possible. You may vote your shares by signing and dating the enclosed universal proxy card and returning it in the postage-paid envelope provided, whether or not you plan to attend the Annual Meeting in person. For your convenience, you may also vote your shares via the Internet or by a toll-free telephone number by following the instructions on the enclosed universal proxy card.

If your shares are held in street name through a broker, bank, trustee or other nominee, you are considered the beneficial owners of those shares. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee how to vote your shares. Without your voting instructions, to the extent your broker, bank, trustee or other nominee provides you with Mr. Wheeler’s proxy materials, your broker, bank, trustee or other nominee may not vote your shares with respect to the election of directors (Proposal 1) or on any of the other proposals on the agenda for the Annual Meeting. We encourage you to instruct your broker, bank, trustee or other nominee to vote your shares by following the instructions on the enclosed universal proxy card from the Company.

YOUR VOTE IS EXTREMELY IMPORTANT THIS YEAR IN LIGHT OF THE PROXY CONTEST BEING CONDUCTED BY MR. WHEELER.

Holders of shares as of the close of business on July 9, 2024, the record date for voting at the Annual Meeting, are urged to submit a universal proxy card from the Company, even if your shares were sold after such date.

Thank you for your continued support.

By Order of the Board of Directors

/s/ Francis P. Kavanaugh

Francis P. Kavanaugh, Secretary

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

DATED AUGUST 13, 2024

P.O. Box 8436

Richmond, Virginia 23226

2024 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Medalist Diversified REIT, Inc. is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”). We will hold the Annual Meeting at 22 Executive Park, Suite 250, Irvine, CA 92614, on September 12, 2024 at 10:00 AM Pacific Time, and any postponements, continuations or adjournments thereof. We are providing this Proxy Statement and the enclosed proxy card to our stockholders commencing on or about August 20, 2024.

Unless the context otherwise requires or indicates, references in this prospectus to “us,” “we,” “our” or “our Company” refer to Medalist Diversified REIT, Inc., a Maryland corporation, together with our consolidated subsidiaries, including Medalist Diversified Holdings, L.P., a Delaware limited partnership, which we refer to as our “operating partnership.”

ABOUT THE PROXY STATEMENT

What is the purpose of the Annual Meeting?

At the Annual Meeting, our stockholders will be asked to consider and act upon the following matters:

●	Election of one Class I director to serve for a three-year term expiring at the annual meeting of stockholders in 2027 and until his successor is elected and duly qualified;
●	Approval, in an advisory and non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement;
●	Approval, in an advisory and non-binding vote, of the frequency of future advisory votes on the compensation of our named executive officers, on an advisory and non-binding basis;
●	Ratification of the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
●	To approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s outstanding common stock by a ratio of any whole number in a range of 1-for-10 and 1-for-100, with such ratio to be determined in the discretion of the Board of Directors and with such action to be effected at such time and date, if at all, as determined by the Board of Directors within one year after the conclusion of the Annual Meeting (the “Reverse Stock Split Proposal”); and
●	Such other business as may properly come before the Annual Meeting or any adjournment, continuation or postponement thereof.

What is a proxy?

A proxy is a person who votes the shares of stock of another person who could not attend a meeting. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing each of Francis P. Kavanaugh, our President and Chief Executive Officer, and C. Brent Winn, Jr. as your proxy, and you are giving each of them permission to vote your shares of common stock at the Annual Meeting. The appointed proxy will vote your shares of common stock as you instruct unless you submit your proxy without instructions. In this case, they will vote FOR the Company’s director nominee in Proposal 1, FOR Proposal 2, for the option of ONE YEAR in Proposal 3, FOR Proposal 4, and FOR Proposal 5. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in their discretion. If you do not submit your proxy, they will not vote your shares of common stock. This is why it is important for you to return the proxy card to us as soon as possible whether or not you plan on attending the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Owners of record of shares of our common stock at the close of business on July 9, 2024, the record date for the Annual Meeting (the “Record Date”), are entitled to receive notice of, and vote at, the Annual Meeting.

If you hold your shares through a bank, broker or other holder of record and intend to vote in person at the Annual Meeting, you will need to provide a legal proxy from your bank, broker or other holder of record.

What are the voting rights of stockholders?

Each share of our common stock is entitled to one vote. There is no cumulative voting.

How many shares are outstanding?

At the close of business on the Record Date, there were 1,118,090 shares of our common stock issued and outstanding. There are no other shares of our stock that are entitled to vote at the Annual Meeting.

What constitutes a quorum?

Stockholders holding a majority of the outstanding shares must be present at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business. Withheld votes, abstentions and broker non-votes count for purposes of determining whether a quorum is present.

What is the difference between a “stockholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with V Stock Transfer LLC (“V Stock”), our transfer agent, you are a “stockholder of record.” If your shares are held in the name of a brokerage, bank, trust or other holder of record as a custodian, you are a “street name” holder.

If you are a “street name” holder, you are considered the beneficial owner of shares held in street name and your broker or other holder of record is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares. You are also invited to attend the Annual Meeting and vote your shares in person; however, in order to vote your shares in person, you must provide us with a legal proxy from your bank, broker or other stockholder of record.

How do I vote?

If you are a registered stockholder of record, meaning that your shares are registered in your name, you have five voting options. You may vote:

●	over the Internet at the web address noted on the proxy card you received (if you have access to the Internet, we encourage you to vote in this manner);
●	by email, by emailing your signed proxy card to vote@vstocktransfer.com;
●	by signing and dating your proxy card and mailing it in the prepaid, preaddressed envelope enclosed therewith;
●	by fax, by faxing your signed proxy card to 646-536-3179; or
●	by attending the Annual Meeting and voting in person.

If you hold your shares in “street name,” meaning that your shares are held through a bank, broker or other holder of record, you will receive voting instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted.

Can I vote my shares in person at the Annual Meeting?

If you are a “stockholder of record,” you may vote your shares in person at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy from your broker, bank, trustee or other holder of record, giving you the right to vote the shares at the Annual Meeting.

What do I need to do to attend the Annual Meeting?

Proof of stock ownership and some form of government-issued photo identification (such as a valid driver’s license or passport) will be required for admission to the Annual Meeting in person. If you have questions about attending the Annual Meeting and voting in person, you may contact us at (804) 338-7708. Only stockholders who owned our common stock as of the close of business on July 9, 2024 are entitled to attend the Annual Meeting.

●	If your shares are registered in your name and you owned our common stock as of the close of business on July 9, 2024, you only need to provide some form of government-issued photo identification for admission.
●	If your shares are held in “street name,” meaning that your shares are held through a bank, broker or other holder of record, contact your bank, broker or other holder of record to obtain a written legal proxy in order to vote your shares at the Annual Meeting. If you do not obtain a legal proxy from your bank, broker or other holder of record, you will not be entitled to vote your shares, but you can still attend the Annual Meeting if you bring a recent bank or brokerage statement showing that you owned shares of our common stock on July 9, 2024.

Can I change my vote after I have mailed in my proxy card?

You may change your vote or revoke your proxy before the polls close at the Annual Meeting by doing one of the following:

●	by sending a written notice of revocation to our Secretary at P.O. Box 8436, Richmond, Virginia 23226 so it is received prior to the Annual Meeting, stating that you revoke your proxy;
●	by signing a later-dated proxy card and submitting it so it is received prior to the Annual Meeting in accordance with the instructions included in the proxy card; or

●	by attending the Annual Meeting and voting your shares in person.

If you have previously signed a proxy card sent to you by Mr. Wheeler, you may change your vote and revoke your prior proxy using any one of the following methods described above. Submitting a proxy card sent to you by Mr. Wheeler – even if you vote to “WITHHOLD” with respect to Mr. Wheeler’s nominees – will revoke any votes your previously made via our universal proxy card. Accordingly, if you wish to vote pursuant to the recommendation of our Board of Directors, you should disregard and NOT return any proxy card that you may receive from Mr. Wheeler, even as a protest vote against him.

Please note, however, that if your shares are held in street name and you wish to revoke a proxy, you may need to contact your bank, broker or other holder of record to change any prior voting instructions.

How may I vote for each proposal?

Proposal 1 — You may vote for or withhold from voting for each individual nominee.

Proposal 2 — You may vote for, against or abstain from voting to approve, in an advisory and non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement.

Proposal 3 — You may vote for one, two or three years or abstain from voting, on an advisory and non-binding basis, on the frequency of future advisory votes on the compensation of our named executive officers.

Proposal 4 — You may vote for, against or abstain from voting to ratify the appointment of Cherry Bekaert LLP as our independent registered public accountants for the fiscal year ending December 31, 2024.

Proposal 5 — You may vote  for, against or abstain from voting on the Reverse Stock Split Proposal.

What are the Board of Director’s recommendations on how I should vote my shares?

Proposal 1 — For the Board of Directors’ nominee for election as a Class I director.

Proposal 2 — For the proposal to approve, in an advisory and non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement.

Proposal 3 — One Year for the frequency of future advisory votes on the compensation of our named executive officers.

Proposal 4 — For the proposal to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal 5 — For the Reverse Stock Split Proposal.

Has the Company been notified that a stockholder intends to propose alternative director nominees at the Annual Meeting?

Yes. Mr. Wheeler has notified the Company that he intends to nominate four nominees for election to the Board of Directors at the Annual Meeting in opposition to the nominee recommended by the Board of Directors. The Board of Directors does NOT endorse any of Mr. Wheeler’s nominees and unanimously recommends that you vote FOR the election of the nominee proposed by the Board of Directors. The Board of Directors urges you NOT to sign or return or vote any proxy card sent to you by Mr. Wheeler. If you have already voted using a proxy card sent to you by Mr. Wheeler, you can revoke it by signing, dating and mailing the enclosed universal proxy card from the Company.

How many candidates can be elected as directors as the Annual Meeting?

One Class I director may be elected to the Board of Directors at the Annual Meeting. On June 26, 2024, Messrs. Timothy O’Brien and Charles S. Pearson, Jr. notified the Board of Directors that they were resigning from the Board, effective June 26, 2024. Accordingly, the Board reduced the size of the Board to five directors, effective June 26, 2024. Mr. Charles S. Pearson, Jr. was a Class I director. As Class I is up for re-election this year, only one nominee can be elected to the Board at the Annual Meeting as a Class I director. The nominee receiving the greatest number of “FOR” votes will be elected as a director, even if the number of votes received is less than a majority of the votes present at the Annual Meeting. As such, the Board of Directors does not endorse any nominee of Mr. Wheeler and unanimously recommends that you vote “FOR” the nominee proposed by the board of Directors using the Company’s proxy card. The Board of Directors strongly urges you not to sign or return the proxy card sent to you by Mr. Wheeler. If you have previously submitted a proxy card sent to you by Mr. Wheeler, you can revoke that proxy and vote in accordance with the Board of Director’s recommendation by using the Company’s universal proxy card to vote “FOR” the Board of Directors’ nominee and in accordance with the Board of Directors’ recommendations for the other proposals set forth herein.

Assuming a quorum is present at the Annual Meeting, what vote is required to approve each item?

Proposal Number	Subject	Vote Required	Impact of Withhold and Abstain Votes and Broker Non-Votes, if any

1	Election of directors

The director will be elected by a plurality of the votes cast. This means that the nominee receiving the greatest number of “FOR” votes will be elected as a director, even if the number of votes received is less than a majority of the votes present at the Annual Meeting.*

Withhold votes and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote but will be considered “present” for the purpose of determining a quorum.

2	Advisory, Non-Binding Approval of Compensation of our Named Executive Officers	A majority of the votes cast.	Abstentions and any broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote but will be considered “present” for the purpose of determining a quorum.

3	Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers	The option that receives the highest number of votes in favor, even if less than a majority, will be the frequency that is selected by the stockholders.	Abstentions and any broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote but will be considered “present” for the purpose of determining a quorum.

4	Ratification of Appointment of Independent Auditors	A majority of the votes cast.	Abstentions and any broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote but will be considered “present” for the purpose of determining a quorum.

5	Authorization of Reverse Stock Split Proposal	A majority of the votes cast.	Abstentions and any broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote but will be considered “present” for the purpose of determining a quorum.

*If you vote FOR more than one (1) nominee, all of your votes on Proposal 1 will be invalid and will not be counted.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or our Charter.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card from the Company, it means that you have multiple accounts with our transfer agent and/or with a broker, bank or other holder of record. You will need to vote separately with respect to each proxy card you received. Please vote all of the shares you own.

You may receive solicitation material from Mr. Wheeler, including proxy statements and separate proxy cards, seeking your proxy vote for one of Mr. Wheeler’s nominees. The Company is not responsible for the accuracy of any information provided by, or relating to, Mr. Wheeler or his nominees contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Mr. Wheeler or any other statements that Mr. Wheeler may otherwise make. Mr. Wheeler chooses which of the Company’s stockholders will receive his proxy solicitation materials. The Board of Directors does NOT endorse Mr. Wheeler’s nominees and urges you NOT to sign or return or vote any proxy card sent to you by Mr. Wheeler. If you have already voted using a proxy card sent to you by Mr. Wheeler, you can revoke it by signing, dating and mailing the enclosed universal proxy card from the Company in the envelope provided. Only your latest dated proxy will be counted and any proxy may be revoked at any time prior to its exercise at the Annual Meeting. Voting to “WITHHOLD” with respect to any of Mr. Wheeler’s nominees on a proxy card sent to you by Mr. Wheeler is NOT the same as voting for the Board of Directors’ nominee because a vote to “WITHHOLD” with respect to any of Mr. Wheeler’s nominees on the proxy card sent to you by Mr. Wheeler will revoke any proxy you previously submitted. For example, this means that if you have submitted a proxy voting FOR the nominee recommended by the Board of Directors but later submit a proxy withholding your votes from Mr. Wheeler’s nominees, your prior vote in favor of the nominee recommended by the Board of Directors will not be counted.

If you have already voted using the proxy card received from Mr. Wheeler, you have every right to change your vote and revoke your prior proxy by signing and dating the enclosed universal proxy card from the Company and returning it in the postage-paid envelope provided, by voting via the Internet, or by telephone by following the instructions provided on the enclosed universal proxy card. Only the latest dated proxy you submit will be counted.

What if I authorize a proxy without specifying a choice on any given matter at the Annual Meeting?

If you are a stockholder of record as of the Record Date and you authorize a proxy (whether by Internet, mail or otherwise) without specifying a choice on any given matter to be considered at the Annual Meeting, the proxy holders will vote your shares according to the Board of Director’s recommendation on that matter. If you are a stockholder of record as of the Record Date and you fail to authorize a proxy or vote in person at the Annual Meeting, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any matters to be considered at the Annual Meeting.

What if I hold my shares through a broker, bank or other holder of record?

If you hold your shares through a broker, bank or other holder of record, under the rules of the Nasdaq Capital Market, your broker or other holder of record may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. A “broker non-vote” results when a broker, bank or other holder of record properly executes and returns a proxy but indicates that the holder of record is not voting with respect to a particular matter because the holder of record has not received voting instructions from the beneficial owner. A broker non-vote is not considered a vote cast on a proposal; however, shares for which a properly-executed broker non-vote is delivered will be counted as present for purposes of determining whether a quorum is present.

Without your voting instructions, to the extent your broker, bank, trustee or other nominee provides you with Mr. Wheeler’s proxy materials, your broker, bank, trustee or other nominee may not vote your shares with respect to the election of directors (Proposal 1) or any of the other proposals on the agenda for the Annual Meeting. We encourage you to instruct your broker, bank, trustee or other nominee to vote your shares by filling out and returning the enclosed proxy card from the Company.

Because a withhold vote or an abstention is not a vote cast, if you instruct your proxy or broker to “withhold authority” or “abstain” on any matter, it will have no effect on the vote on any of the matters to be considered at the Annual Meeting. However, your shares will still be counted as present for purposes of determining whether a quorum is present.

What if I return my proxy card sent by the Company but do not provide voting instructions?

If you return a signed proxy card but do not provide voting instructions, your shares will be voted as follows:

Proposal 1 — For the Company’s nominee for election as a Class I director.

Proposal 2 — For the proposal to approve, in an advisory and non-binding vote, the compensation of our named executive officers as disclosed in this Proxy Statement.

Proposal 3 — One Year for the frequency of future advisory votes on the compensation of our named executive officers.

Proposal 4 — For the proposal to ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Proposal 5 — For the Reverse Stock Split Proposal.

Is the Company using a universal proxy card in connection with voting at the Annual Meeting?

Yes. The SEC has adopted rules requiring the use of a universal proxy card in contested director elections that took effect on August 31, 2022 (the “Universal Proxy Rules”). Nominees from both the Company and Mr. Wheeler will be included in the universal proxy card, however, your Board of Directors unanimously recommends using the universal proxy card from the Company and voting “FOR” the nominee proposed by the Board of Directors.

What is an under vote and over vote and how does it impact the universal proxy card?

Under votes mean instances in which a stockholder returns a universal proxy card in a director election but does not exercise a vote with respect to the seat up for election at the Annual Meeting. Over votes mean instances in which a stockholder returns a universal proxy card in a director election but marks votes FOR more than the one seat up for election at the Annual Meeting.

What happens if I return a universal proxy card from the Company but give voting instructions for more than one (1) candidate?

An overvote occurs when a stockholder submits more votes FOR director nominees than there are Board of Director seats up for election.

To the extent an overvote (e.g., voting FOR with respect to more than one (1) nominee on Proposal 1) occurs on a record holder’s universal proxy card from the Company, all of such record holder’s votes on Proposal 1 regarding nominees will be invalid and will not be counted.

What happens if I return a universal proxy card from the Company but do not give voting instructions for a candidate?

If you return a signed proxy card from the Company but do not give voting instructions for a candidate, your shares will be voted FOR the Company’s nominee for election as a Class I director.

If I want to vote for one of Mr. Wheeler’s nominees, can I use the universal proxy card from the Company?

Yes, if you would like to elect one of Mr. Wheeler’s nominees, we strongly recommend you use the Company’s proxy card to do so.

What happens if Mr. Wheeler withdraws or abandons his solicitation or fails to comply with the Universal Proxy Rules and I already granted authority in favor of Mr. Wheeler?

Stockholders are encouraged to submit their votes on the universal proxy card from the Company. If Mr. Wheeler withdraws or abandons his solicitation or fails to comply with the Universal Proxy Rules after a stockholder has already granted proxy authority, stockholders can still sign and date a later submitted universal proxy card from the Company.

If Mr. Wheeler withdraws or abandons his solicitation or fails to comply with the Universal Proxy Rules, any votes cast in favor of Mr. Wheeler’s nominees will be disregarded and not be counted, whether such vote is provided on the Company’s universal proxy card or Mr. Wheeler’s proxy card.

What happens if additional matters are presented at the Annual Meeting?

We know of no other matters other than the items of business described in this Proxy Statement that can be considered at the Annual Meeting. If other matters requiring a vote do arise, the person named as proxy will have the discretion to vote on those matters for you.

Who will count the votes?

A representative of V Stock will act as the inspector of election and will tabulate votes.

Who pays the cost of this proxy solicitation?

We will pay all of the costs of soliciting the Company’s proxies. Proxies may be solicited on our behalf in person or by telephone, mail or electronic transmission by our directors, officers or employees, who will receive no additional compensation for such solicitation. In addition, proxies may be solicited on our behalf by Morrow Sodali LLC (“Morrow Sodali”), who we have retained to assist in the solicitation of proxies. Morrow Sodali will receive a fee of up to $100,000 plus reasonable out-of-pocket expenses for its services. Morrow Sodali estimates that approximately 20 of its employees will assist in the Company’s proxy solicitation. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Our aggregate expenses in connection with our solicitation of proxies, excluding normal expenses related to a non-contested solicitation of proxies and excluding salaries and wages of our officers and regular employees, are expected to aggregate to approximately $125,000, of which approximately $20,000 has been spent to date.

Certain additional information about the participants in the solicitation is set forth in Annex A to this proxy statement.

How do I submit a stockholder proposal for inclusion in the proxy materials for next year’s annual meeting, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2025 annual meeting of stockholders (the “2025 Annual Meeting”) and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices no earlier than March 23, 2025 and no later than 5:00 PM, Eastern Time, on April 22, 2025. However, if we hold the 2025 Annual Meeting before August 13, 2025 or after October 12, 2025, stockholders must submit proposals (a) no earlier than 150 days prior to the 2025 Annual Meeting date, and (b) no later than 5:00 PM, Eastern Time, on the later of (i) 120 days prior to the 2025 Annual Meeting date or (ii) ten (10) days after public announcement of the 2025 Annual Meeting date. All proposals must contain the information specified in, and otherwise comply with, our Bylaws. Proposals should be sent via registered, certified or express mail to: P.O. Box 8436, Richmond, Virginia 23226, Attention: Francis P. Kavanaugh, Secretary.

If I share my residence with another stockholder, how many copies of the 2023 Annual Report and Proxy Statement should I receive?

We are sending only a single set of the 2023 Annual Report and Proxy Statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family, unless we have received instructions to the contrary from any stockholder at that address. This practice is known as “householding” and is permitted by rules adopted by the Securities and Exchange Commission (“SEC”). This practice reduces the volume of duplicate information received at your household and helps us to reduce costs. Each stockholder will continue to receive a separate proxy card. We will deliver promptly, upon written request or oral request to the address or telephone number set forth below, a separate copy of the 2023 Annual Report or Proxy Statement, as applicable, to a stockholder at a shared address to which a single copy of the documents were previously delivered. If you received a single set of these documents for your household for this year, but you would prefer to receive your own copy, you may direct requests for separate copies in the future to the following address: P.O. Box 8436, Richmond, Virginia 23226, Attention: Francis P. Kavanaugh, Secretary, or by calling 804-338-7708. If you are a stockholder who receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent form.

What if I consent to have one set of materials mailed now but change my mind later?

You may withdraw your householding consent at any time by contacting us at the address or telephone number provided above. We will begin sending separate copies of stockholder communications to you within 30 days of receipt of your instructions.

The reason I receive multiple sets of materials is because some of the shares belong to my children. What happens if they move out and no longer live in my household?

When we receive notice of an address change for one of the members of the household, we will begin sending separate copies of stockholder communications directly to the stockholder at his or her new address. You may notify us of a change of address by contacting us at the address provided above.

Other Information

Our 2023 Annual Report accompanies this Proxy Statement. However, the Annual Report forms no part of the material for the solicitation of proxies.

PROPOSAL NO. 1. ELECTION OF DIRECTORS

Our Bylaws provide that the number of directors shall be fixed by a majority of the Board of Directors, provided that there shall never be less than the minimum number required by Maryland law, nor more than 15. On December 28, 2023, the Board of Directors approved a resolution to elect for the Company to be subject to Section 3-803 of Subtitle 8 of the Title 3 of the Maryland General Corporation Law. As a result of this election, the Board of Directors is classified into three separate classes of directors. The term of office of one of the three classes of directors expires each year, and each class is elected for a three-year term.

The Board of Directors has fixed the number of directors at five. The Board of Directors, upon the recommendation of its nominating and corporate governance committee, has nominated our Class I director—David Lunin—for election at the annual meeting for a three-year term to expire at the annual meeting of stockholders in 2027 and until his successor is elected and qualified. Mr. Lunin, who was appointed to our Board of Directors on September 19, 2023, was initially recommended to the nominating and corporate governance committee by Francis P. Kavanaugh. On June 25, 2024, the Board of Directors appointed Alfred Lee Finley, who was initially recommended to the nominating and corporate governance committee by Francis P. Kavanaugh as a Class II director. Timothy O’Brien and Charles S. Pearson, Jr. resigned from the Board of Directors effective June 26, 2024. We are grateful for Mr. O’Brien’s and Mr. Pearson’s contributions during their service on the Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE BOARD OF DIRECTORS’ NOMINEE NAMED IN PROPOSAL NO. 1.

It is the intention of the proxy holders named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of the Company’s nominee named in Proposal No. 1. Should the Company’s nominee become unable or refuse to accept nomination or election as a director, the persons named as proxies intend to vote for the election of such other person as the nominating and corporate governance committee may recommend. The Board of Directors knows of no reason why the Company’s nominee might be unable or refuse to accept nomination or election.

Appendix A sets forth information relating to our director nominee, directors and certain of our officers and employees who may be considered “participants” in our solicitation of proxies under the applicable SEC rules by reason of their position as a nominee for director, as directors or officers of the Company or because they may be soliciting proxies on our behalf.

Mr. Wheeler has provided the Company with notice that he intends to nominate four nominees for election as directors at the Annual Meeting. As a result, the election of directors is considered a contested election, and the one (1) nominee receiving the largest plurality of the votes cast will be elected.

The Board of Directors unanimously recommends that you disregard any proxy card that may be sent to you by Mr. Wheeler. Voting to “WITHHOLD” with respect to Mr. Wheeler’s nominees on his proxy card is not the same as voting “FOR” our Board of Directors’ nominees, because a vote to “WITHHOLD” with respect to Mr. Wheeler’s nominees on his proxy card will revoke any previous proxy submitted by you. For example, this means that if you have submitted a proxy voting “FOR” the nominee recommended by the Board of Directors but later submit a proxy withholding your votes from Mr. Wheeler’s nominees, your prior vote in favor of the nominee recommended by the Board of Directors will not be counted. If you vote “FOR” more than one (1) nominee, all of your votes on Proposal 1 will be invalid and will not be counted. If you have already voted using a proxy card sent to you by Mr. Wheeler, you can revoke it by signing, dating and returning the enclosed universal proxy card from the Company. Only your last-dated proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Although the Company is required to include all nominees for election on its universal proxy card, for additional information regarding Mr. Wheeler’s nominees and any other related information, please refer to Mr. Wheeler’s proxy statement. Even if you would like to elect one of Mr. Wheeler’s nominees, we strongly recommend you use the Company’s proxy card to do so. Stockholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the Company’s universal proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

Nominee for Election

David Lunin, Independent Director. Mr. Lunin is an independent director who was appointed to our Board on September 19, 2023. Mr. Lunin is the Executive Vice President and Chief Financial Officer of Calumet Specialty Product Partners, LP, a specialty product and renewable fuel producer. Prior to joining Calumet, Mr. Lunin was a Managing Director at Goldman Sachs where he held various investment banking roles with a focus on executing mergers & acquisitions and capital markets transactions. He is a graduate of George Washington University with a Bachelor’s degree in Business Administration. He also holds an MA in Applied Economics from Johns Hopkins University and an MBA from Columbia Business School. The Company’s Board believes that Mr. Lunin’s capital markets and investment banking experience and his experience as the Chief Financial Officer of a publicly traded company make Mr. Lunin a valuable addition to our Board of Directors.

Directors Continuing in Office

Francis P. Kavanaugh, President and Chief Executive Officer, Secretary and Treasurer.  Mr. Kavanaugh is our President and Chief Executive Officer, Secretary and Treasurer. He was appointed to our Board of Directors on May 24, 2023. Mr. Kavanaugh is the co-founder of Fort Ashford Funds, LLC, a privately held investment firm, and has served as its Managing Director since its inception in 2004. Mr. Kavanaugh received his B.S. in Information and Computer Science from the University of California Irvine in 1985 and his MBA from Pepperdine University in 2003. Mr. Kavanaugh has more than 30 years of diverse experience in real estate investment, business restructuring and operational leadership. He has been actively involved with the restructuring of over 20 businesses in the public and private sectors and is adept at navigating complexity and implementing strategic changes. The Company’s Board believes his experiences significantly contribute to the Company, especially with respect to his strong operational leadership and vision for strategic changes.

Neil P. Farmer, Lead Independent Director and Independent Director.  Mr. Farmer is an independent director who was appointed to our Board of Directors on April 28, 2017. Mr. Farmer founded Farmer Properties, Inc., a real estate development firm located in Richmond, Virginia in 1983. Mr. Farmer is the President of Farmer Properties with responsibility over the entirety of its real estate development business. He received his B.A. in Government and Foreign Affairs from Hampden-Sydney College in 1978. Mr. Farmer has been in the commercial real estate and residential real estate business for over 30 years, and the Company’s Board believes he provides the Company with real estate expertise gained in his career, especially with regard to renovations and large capital projects.

Alfred Lee Finley, Independent Director. Mr. Finley is an independent director who was appointed to our Board of Directors on June 25, 2024. Mr. Finley is the President, owner and founder of BFX Fire, manufacturer of wild land fire trucks, Pioneer Truckweld, manufacturer of dump trucks and trailers, F&F Composites Manufacturing, supplier of fiberglass products, and FWAM Aircraft Management Company, a private jet operations management firm. He is the Vice President of Cobalt Truck Equipment, a commercial truck upfitter, the Vice President and owner of Touchdown Investments Inc., a family investment office, and the President and owner of ALF Operating Partners Investment Company, a family investment office. He is the President and owner of Air Shelters USA, a manufacturer of rapidly deployable shelter products, in addition to other minority interests in various diverse businesses. Mr. Finley has served as a Director of GBank since 2013 and GBank Financial Holdings Inc. since its formation in December 2017. Mr. Finley has extensive real estate holdings across 10 states. Mr. Finley was born in Vancouver, British Columbia, where he attended the University of British Columbia, majoring in economics. He began a lifelong career in the utility equipment business in Vancouver in 1969. Mr. Finley moved to Spokane in 1976, to Las Vegas in 1988, and to Fort Worth in 1990. He became a citizen of the United States of America in 1993. He has been a resident of Fort Worth since 1990, where he participates in numerous community and charitable organizations. The Company’s Board believes his experiences will significantly contribute to the Company, especially with respect to his strong operational and real estate investment experience.

Emanuel D. Neuman, Independent Director.  Mr. Neuman is an independent director who was appointed to our Board of Directors on July 19, 2023. Mr. Neuman is the co-founder of Spandrel Development Partners, a multi-disciplined real estate development firm focused on developing mixed-use, multi-family, hospitality and retail projects in target cities of growth, which was founded in 2013. From 2008 to 2012, he was the co-portfolio manager at Unterberg Capital LLC, a long-only investment fund, and from 2005 to 2008, he was a Vice President in the investment banking division of Collins Stewart, LLC, where he led the origination, execution and marketing of a wide range of public and private equity offerings and merger and acquisition transactions. Mr. Neuman received his B.S. in Accounting from Babson College in 2002. Mr. Neuman has 20 years of investment banking, investment management and real estate development experience, and the Company’s Board believes this experience makes Mr. Neuman a valuable addition to our Board of Directors.

Board Diversity Matrix

The following table shows the diversity of our Board of Directors as of August 20, 2024. The composition of our Board of Directors does not currently include any individuals who are diverse under Nasdaq Listing Rule 5065(f). We believe that the Board is currently well-balanced in terms of skills, experience and perspectives, and it would not be in the best interests of the Company or its stockholders to replace any of the current directors for the purpose of adding a diverse director. The Company will continue to seek director candidates who can contribute to the diversity of skills, experience and perspectives of the Board of Directors.

Board Diversity Matrix

2024 (As of 8/20/2024)
Total Number of Directors	5
Did Not
			Non	Disclose
Part I: Gender Identity	Female	Male	Binary	Gender
Directors	—	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Board of Directors and Committees

We operate under the direction of our Board of Directors. Our Board of Directors is responsible for the management and control of our affairs.

Our directors must perform their duties in good faith and in a manner each director reasonably believes to be in our best interests. Further, our directors must act with such care as an ordinarily prudent person in a like position would use under similar circumstances. However, our directors and executive officers are not required to devote all of their time to our business and must only devote such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties.

We have five directors, four of whom our Board of Directors has determined are independent directors under standards established by the SEC and Nasdaq.

Although our Board of Directors may increase or decrease the number of directors, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed only for cause, and then only by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of any special meeting called to remove a director will indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

A vacancy created by an increase in the number of directors, or the death, resignation, removal, adjudicated incompetence or other incapacity of a director, may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies or until such director’s earlier death, resignation or removal.

In addition to meetings of the various committees of our Board of Directors, which committees we describe below, we expect our directors to hold at least four regular board meetings each year.

The Board of Directors held nine meetings during 2023. The Board of Directors currently has a standing audit committee, compensation committee, nominating and corporate governance committee and acquisition committee. The directors who currently serve on these committees and the Chairman of these committees as of the date of this Proxy Statement are set forth below:

Board Member	Audit	Compensation	Nominating	Acquisition	Board
Francis P. Kavanaugh					Chairman
Neil P. Farmer	X	Chairman	X	X	Lead Independent Director
Alfred Lee Finley			X	X	X
David Lunin	Chairman	X			X
Emanuel D. Neuman	X	X	Chairman	Chairman	X

Each incumbent director attended more than 75% of the aggregate total number of Board of Directors meetings and meetings of committees on which he served during fiscal year 2023. Our corporate governance guidelines provide that directors are expected to attend our annual meeting of stockholders. All of our then-serving directors attended the 2023 annual meeting of stockholders.

Board of Directors Committees

Our board of directors has established a standing audit committee, compensation committee nominating and corporate governance committee and acquisition committee. Each of these committees has a charter under which it operates. These charters may be accessed on the Company’s website (http://www.medalistereit.com) by clicking on “Investors” and then “Corporate Governance.” The principal functions of these committees are briefly described below. Our board of directors may from time to time establish other committees to facilitate our management.

Audit Committee

The audit committee meets on a regular basis, at least quarterly and more frequently as necessary. The audit committee’s primary functions are:

●	to evaluate and approve the services and fees of our independent registered public accounting firm;

●	to periodically review the auditors’ independence; and
●	to assist our Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, management’s system of internal controls and the audit and financial reporting process.

The audit committee also considers and approves the audit and non-audit services and fees provided by the independent public accountants and administers the Company’s policies, including our (a) Related Person Transaction Policy, (b) Code of Business Conduct and Ethics, (c) Code of Ethics for Senior Executives and Financial Officers and (d) Whistleblower Policy.

As of the date of this Proxy Statement, the audit committee is comprised of three independent directors. David Lunin is the chairman of the audit committee, and he is joined by Neil P. Farmer and Emanuel D. Neuman as members of the audit committee. Our Board of Directors has determined that all current members of the audit committee are, and all members of the audit committee during fiscal year 2023 were, independent under standards established by the SEC and Nasdaq. Our Board of Directors has determined that David Lunin qualifies as an “audit committee financial expert,” as that term is defined by the applicable SEC regulations and Nasdaq corporate governance listing standards.

The audit committee held five meetings during fiscal year 2023.

Compensation Committee

Our compensation committee consists of three independent directors, and our compensation committee charter details the principal functions of the compensation committee. These functions include:

●	reviewing and approving the compensation, if any, of all of our executive officers;
●	reviewing our executive compensation policies and plans;
●	implementing and administering our incentive compensation equity-based remuneration plans, if any;
●	assisting management in complying with our executive compensation disclosure requirements; and
●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The compensation committee also considers administers the Company’s Clawback Policy.

Neil P. Farmer is the chairman of the compensation committee, and he is joined by David Lunin and Emanuel D. Neuman as members of the compensation committee. Our Board of Directors has determined that all current members of the compensation committee are, and all members of the compensation committee during fiscal year 2023 were, independent under the standards established by the SEC and Nasdaq.

The compensation committee did not meet during fiscal year 2023.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of three independent directors, and our nominating and corporate governance committee charter details the principal functions of the nominating and corporate governance committee. The nominating and corporate governance committee’s principal duties include identifying individuals qualified to become members of our Board of Directors. Typically, director nominees are identified by members of the Board of Directors or management using their business networks. The Board of Directors has not established any specific minimum qualifications that a director candidate must meet in order to be nominated to the Board of Directors. Instead, when evaluating such individuals, the nominating and corporate governance committee considers a variety of factors including (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of our Company, and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the nominating and corporate governance committee consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, age, potential conflicts of interest, material relationships with our Company and independence from management and our Company. The nominating and corporate governance committee may also seek to have the Board of Directors consist of directors with diverse backgrounds and experience.

The nominating and corporate governance committee will evaluate director recommendations from stockholders that are submitted in writing to the Secretary at P.O. Box 8436, Richmond, Virginia 23226. Director candidates recommended by stockholders will be considered on the same basis as director candidates referred from other sources. While there are no formal procedures for stockholders to submit recommendations for director candidates, written recommendations of director candidates should include the name, address and telephone number of the candidate, as well as a brief statement of the candidate’s qualifications to serve as a director.

The nominating and corporate governance committee’s other principal duties include the following:

●	identifying and recommending to our full Board of Directors qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of stockholders;
●	developing and recommending to our Board of Directors’ corporate governance guidelines and implementing and monitoring such guidelines;
●	reviewing and making recommendations on matters involving the general operation of our Board of Directors, including board size and composition, and committee composition and structure;
●	recommending to our Board of Directors’ nominees for each committee of our Board of Directors;
●	annually facilitating the assessment of our Board of Directors’ performance as a whole and of the individual directors, as required by applicable law, regulations and the Nasdaq Capital Market or another national exchange’s corporate governance listing standards, if applicable; and
●	overseeing our Board of Directors’ evaluation of management.

Emanuel D. Neuman is the chairman of the nominating and corporate governance committee, and he is joined by Neil P. Farmer and Alfred Lee Finley as members of the nominating and corporate governance committee. Our Board of Directors has determined that all current members of the nominating and governance committee are, and all members of the nominating and governance committee during fiscal year 2023 were, independent under the standards established by the SEC and Nasdaq.

The nominating and governance committee did not meet during fiscal year 2023.

Acquisition Committee

The acquisition committee establishes guidelines for acquisitions and dispositions to be presented to our Board of Directors and leads the Board of Directors in its review of potential acquisitions and dispositions presented by management. The acquisition committee evaluates and approves acquisitions and dispositions with an equity investment of more than $10 million and leads the Board of Directors in its review of acquisitions and dispositions that require approval by the Board of Directors. The acquisition committee makes recommendations to the Board of Directors and senior management regarding potential acquisitions and dispositions and reviews due diligence reports prepared by management conducted on all potential acquisitions.

Emanuel D. Neuman is the chairman of the acquisition committee, and he is joined by Neil P. Farmer and Alfred Lee Finley as members of the acquisition committee.

The acquisition committee did not meet during fiscal year 2023.

Director Independence

Our Board of Directors currently consists of five members. A majority of the members of our Board of Directors are, and were during fiscal year 2023, independent under the Nasdaq Capital Market Listing Standards. Our Board of Directors has concluded that the following four directors are independent under the Nasdaq Capital Market Listing Standards: Neil P. Farmer, Alfred Lee Finley, David Lunin and Emanuel D. Neuman. The Board of Directors has determined that Francis P. Kavanaugh, our President and Chief Executive Officer, does not qualify as independent. All directors serving during fiscal year 2023, other than Francis P. Kavanaugh, Thomas E. Messier, our former Chairman of the Board of Directors and Chief Executive Officer, Secretary and Treasurer, and William R. Elliott, our former Vice Chairman of the Board of Directors and President and Chief Operating Officer, were independent of the Company under the Nasdaq Capital Market Listing Standards. During fiscal year 2023, the Board of Directors also determined that Timothy O’Brien and Charles S. Pearson, Jr. were independent.

Colin M. Elliott, our former Vice President, is the son of William R. Elliott, our former Vice Chairman of the Board and President and Chief Operating Officer of the Company.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the entire Board of Directors or any member of the Board of Directors by addressing correspondence to the Board of Directors or to the individual director and sending such communication to the Secretary at P.O. Box 8436, Richmond, Virginia 23226. All communications addressed to the Board of Directors will be forwarded to the Chairman of the Board of Directors, and all communications addressed to an individual director will be forwarded to such individual director.

Audit Committee Report

In connection with the preparation and filing of Medalist Diversified REIT, Inc.’s (“Medalist”), annual report on Form 10-K for the year ended December 31, 2023, or the annual report:

●	The audit committee of the Board of Directors of Medalist, or the audit committee, has reviewed and discussed the audited consolidated financial statements to be included in the 2023 Annual Report with Medalist’s management and Cherry Bekaert LLP, the Company’s independent registered public accounting firm;
●	The audit committee has discussed with Medalist’s independent registered public accounting firm, Cherry Bekaert LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
●	The audit committee has received the written disclosures and the letter from Cherry Bekaert LLP required by applicable requirements of the PCAOB regarding Cherry Bekaert LLP’s communications with the audit committee concerning independence, and has discussed with Cherry Bekaert LLP the independence of Cherry Bekaert LLP; and
●	Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors of Medalist that the audited financial statements be included in Medalist’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The audit committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended

(“Securities Act”), or the Securities Exchange Act of 1934, as amended (“Exchange Act”), except to the extent Medalist specifically incorporates this information by reference and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors:
David Lunin, Chairman
Neil P. Farmer, Member

Emanuel D. Neuman, Member

Board Leadership Structure

The Company’s Corporate Governance Guidelines do not require the role of the Chairman of the Board of Directors and Chief Executive Officer to be separated. If the Chairman of the Board of Directors is not an independent director, our corporate governance guidelines require the appointment of a lead independent director.

Until July 18, 2023, Thomas E. Messier served as Chairman of our Board of Directors since our inception in 2015 and as our Chief Executive Officer. Since Mr. Messier was not independent, the Board of Directors designated Neil P. Farmer as the lead independent director of the Board of Directors.

In connection with the Company commencing the internalization of the Company’s management function, Francis P. Kavanaugh was appointed as our Chief Executive Officer, effective July 18, 2023, and Timothy O’Brien was appointed as our Chairman of the Board of Directors. Mr. O’Brien was an independent director, and consequently, he performed the functions of the lead independent director in his capacity as independent Chairman of the Board of Directors.

On June 26, 2024, the Board of Directors appointed Mr. Kavanaugh as our Chairman of the Board of Directors upon Mr. O’Brien’s resignation from the Board of Directors. As Chairman of our Board of Directors, Mr. Kavanaugh is responsible for leading Board of Directors meetings and meetings of stockholders, generally setting the agendas for Board of Directors meetings (subject to the requests of other directors) and providing information to the other directors in advance of meetings and between meetings. As Chief Executive Officer, Mr. Kavanaugh manages our business under the direction of the Board of Directors and implements our policies as determined by the Board of Directors. Since Mr. Kavanaugh is not independent, the Board of Directors designated Neil P. Farmer as the lead independent director of the Board of Directors. When the Chairman of the Board of Directors is not an independent director, the Board of Directors believes that having a lead independent director enhances the Board of Directors’ oversight of the Company’s business, management and strategy. The lead independent director’s duties include coordinating the activities of the independent directors, coordinating the agenda for and moderating sessions of the independent directors and other non-management directors, and facilitating communications between the other members of the Board of Directors. In general, the lead independent director helps to promote communication and effective relationships among the independent directors and the Chief Executive Officer and build consensus among directors.

The Company believes that having a combined Chairman of the Board of Directors and Chief Executive Officer, as well as having a lead independent director and four standing committees composed solely of independent directors, is currently in the best interests of the Company and its stockholders. The Company believes this structure demonstrates clear leadership to our employees, stockholders and other interested parties and eliminates the potential for redundancies and confusion. The lead independent director protects the role of the independent directors by providing leadership to the independent directors and working closely with the Chief Executive Officer and Chairman of the Board of Directors.

Role of our Board of Directors in Risk Oversight

One of the key functions of our Board of Directors is informed oversight of our risk management process. Our Board of Directors administers this oversight function directly, with support from the four standing committees, our audit committee, our compensation committee, our nominating and corporate governance committee and our acquisition committee, each of which addresses risks specific to its respective areas of oversight. In particular, our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management takes to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Our nominating and corporate governance committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct. Our acquisition committee works with management to assess all risks with investments that fall within specified investment guidelines. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk. In addition, the Board of Directors receives detailed regular reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

PROPOSAL NO. 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, requires us to enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. This proposal is commonly known as a “say-on-pay” proposal. The compensation of our named executive officers as disclosed in this Proxy Statement includes the disclosure under “Executive Officer and Director Compensation”, the compensation tables and other narrative executive compensation disclosure in this Proxy Statement, as required by SEC rules.

Accordingly, the following advisory and non-binding resolution will be presented to our stockholders at the Annual Meeting:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under “Executive Officer and Director Compensation,” the compensation tables and the related narrative disclosure.

This vote is advisory and not binding on the Company, the Board or the compensation committee. However, the Board and the compensation committee value the opinions of our stockholders and will consider the outcome of this advisory vote when consider future executive compensation decisions. We anticipate that the next vote on a say-on-pay proposal will occur at the 2025 annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL NO. 3. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. This advisory vote on the frequency of the say-on-pay vote (commonly known as “say-on-pay frequency”) is an advisory, non-binding vote as to how often the vote should occur: every year, two years or three years.

The Board of Directors believes that a say-on-pay vote every year is the best approach for the Company. The Board of Directors believes that an annual advisory vote on the Company’s executive compensation will allow stockholders to provide the Company with their direct input on the Company’s executive compensation practices as disclosed in the proxy statement every year.

Stockholders may cast their votes on the preferred frequency of the advisory vote on the compensation of the Company’s named executive officers by choosing the option of one year, two years, three years or abstain from voting when voting on this proposal. The option of one year, two years or three years that receives the highest number of votes cast by the stockholders will be the frequency for the advisory vote on the Company’s executive compensation that has been recommended by the stockholders. The Board of Directors will take into account the outcome of the vote when considering how frequently to provide an advisory vote on the compensation of our named executive officers in the future. However, because this vote is advisory and not binding on the Company, the Board of Directors or the compensation committee, the Board of Directors or compensation committee may decide that it is in the best interests of the Company and its stockholders to select a frequency of advisory vote on the Company’s executive compensation that differs from the option that receives the highest number of votes from stockholders. Stockholders are not being asked to approve or disapprove the recommendation of the Board of Directors. We anticipate that the next vote on the frequency of advisory votes on the compensation of our named executive officers will occur at the 2030 annual meeting of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE OPTION OF “ONE YEAR” AS THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On July 23, 2024, the audit committee approved the appointment of Cherry Bekaert LLP to serve as our Company’s independent public accounting firm for the fiscal year ending December 31, 2024.

We are asking our stockholders to ratify the appointment of Cherry Bekaert LLP as our independent registered public accountants for our fiscal year ending December 31, 2024. Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the appointment of Cherry Bekaert LLP to our stockholders for ratification as a matter of good corporate practice. In the event stockholders do not ratify the appointment, the audit committee will review its future selection of its independent registered public accounting firm in light of that result. Even if the appointment is ratified, the audit committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and its stockholders. A representative of Cherry Bekaert LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPOINTMENT OF CHERRY BEKAERT LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Principal Accountant Fees

The following table presents the aggregate fees billed by Cherry Bekaert LLP for each of the services listed below for the fiscal years ended December 31, 2022 and 2023.

	2022	2023
Audit Fees(1)	$228,283	$212,012
Audit-Related Fees	—	—
Tax Fees(2)	77,822	90,826
Total	$306,105	$302,838

(1)	Audit fees consist of the aggregate fees billed for professional services rendered by Cherry Bekaert LLP in connection with its audit of our consolidated financial statements, audits required in connection with property acquisitions, and certain additional services associated with our public equity offerings, including reviewing registration statements and the issuance of comfort letters and consents.

(2)	Tax preparation fees consist of the aggregate fees billed for professional services rendered by Cherry Bekaert LLP in connection with the preparation of tax returns for the Company.

Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X are met. The audit committee charter provides guidelines for the pre-approval of independent auditor services. The Tax Fees detailed above were approved by the audit committee.

PROPOSAL NO. 5. TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL

The Board of Directors recommends that the stockholders authorize the Board of Directors to adopt an amendment to the Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock by a ratio of any whole number in the range of 1-for-10 to 1-for-100, such ratio to be determined by the Board of Directors in its sole discretion (the “Reverse Stock Split”).

The Board of Directors may determine, in its sole discretion, whether to implement the Reverse Stock Split Proposal, as well as its specific timing, provided that any amendment is implemented within one year after the conclusion of the Annual Meeting. If the stockholders approve the Reverse Stock Split Proposal, the Board of Directors, in its discretion, may elect to effect the Reverse Stock Split, or the Board of Directors may determine in its discretion not to proceed with the Reverse Stock Split Proposal. The Reverse Stock Split will only be effected after the Board (or a duly authorized committee of the Board) authorizes the filing of Articles of Amendment to the Articles of Incorporation with the State Department of Assessments and Taxation of Maryland (“SDAT”) to effectuate the Reverse Stock Split (the “Reverse Stock Split Articles Amendment”) and upon the filing and effectiveness of the Reverse Stock Split Charter Amendment (the “Reverse Stock Split Effective Date”). The Board of Directors reserves the right to abandon the Reverse Stock Split Proposal without further action by the Company’s stockholders at any time before the Reverse Stock Split Effective Date, even if stockholders approve such amendment at the Annual Meeting. After the Reverse Stock Split, the Company intends to effect a forward stock split of the Company’s issued and outstanding common stock (the “Forward Stock Split”) in order to regain compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) after the Reverse Stock Split for continued listing on The Nasdaq Capital Market. The Forward Stock Split will not affect the relative percentage of shares owned by any particular stockholder and will not affect the relative voting or other rights that accompany the shares of the Company’s common stock.

The Board of Directors believes that providing the flexibility for the Board of Directors to choose whether or not to effect the Reverse Stock Split and, if approved, to choose an exact split ratio will enable the Board of Directors to act in the best interests of the Company and its stockholders because it will provide the Company with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits of the Company.

No fractional shares will be issued in connection with the Reverse Stock Split. Instead, each stockholder that otherwise would receive fractional shares will be entitled to receive, in lieu of such fractional shares, cash in an amount equal to the applicable fraction multiplied by the closing price of the Company’s common stock on The Nasdaq Capital Market on the Reverse Stock Split Effective Date (as adjusted for the Reverse Stock Split).

As of July 9, 2024, there were 1,118,090 shares of the Company’s common stock issued and outstanding. The Reverse Stock Split will apply to all of the Company’s outstanding shares of common stock as of the Reverse Split Effective Date and therefore will not affect the relative percentage of shares owned by any particular stockholder, except for de minimis changes as a result of the elimination of fractional shares. The Reverse Stock Split will also not affect the relative voting or other rights that accompany the shares of the Company’s common stock except to the extent that it results in a stockholder receiving cash in lieu of fractional shares. If and when the Reverse Stock Split is effected, there will not be a corresponding reduction in the number of authorized shares of the Company’s common stock.

Reasons for the Reverse Stock Split Proposal

The Board of Directors believes that the Reverse Stock Split, if effected, would increase the per share price of the Company’s common stock. In determining to seek authorization for the Reverse Stock Split Proposal, the Board of Directors considered that, by combining a number of pre-split shares into one share of common stock, the market price of a post-split share is generally greater than the market price of a pre-split share. However, we cannot assure you that the Reverse Stock Split will increase the per share price of the Company’s common stock or that any such increase will be proportional to the Reverse Stock Split ratio (see “Certain Risks Associated with the Reverse Stock Split”).

Additionally, the Board believes that the increased market price of the Company’s common stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of the Company’s Common Stock and encourage interest and trading in the Company’s common stock by mitigating the negative effects of certain practices and policies, such as the following:

●	Some brokerage firms have internal policies and practices that have the effect of discouraging individual brokers from recommending lower-priced securities to their clients. Some institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers for the Company’s common stock. Investment funds may also be reluctant to invest in lower-priced stocks.
●	A higher stock price may increase the interest of the Company’s common stock to long-term investors who may not find the Company’s common stock attractive at its current prices due to the trading volatility often associated with stock below certain prices.
●	The analysts at some brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks.
●	Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of total transaction value, can be higher for lower-priced stocks.

The Board of Directors also believes that the Reverse Stock Split may make the Company’s common stock a more attractive and cost-effective investment for certain investors, which could enhance the liquidity of the Company’s common stock for its stockholders. Increasing in the visibility and liquidity of the Company’s common stock could also help facilitate future financings and give management more flexibility to focus on executing the Company’s business strategy.

Finally, the fees that the Company pays to list its shares on The Nasdaq Capital Market is based on the number of shares the Company has outstanding. Additionally, the fees that the Company pays for the costs of its proxy solicitations are related to the number of shares being held. Reducing the number of shares of the Company’s common stock that are outstanding may reduce such fees and taxes that are based on or related to the number of shares outstanding.

For these and other reasons discussed herein, the Board of Directors believes that being able to effect the Reverse Stock Split is in the best interests of the Company and its stockholders.

Certain Risks Associated with the Reverse Stock Split

Even if a Reverse Stock Split is effected, some or all of the expected benefits discussed above may not be realized or maintained.

The effect of a Reverse Stock Split on the market price of the Company’s common stock cannot be predicted with any certainty, and we cannot assure you that a Reverse Stock Split will increase the price of the Company’s common stock for any meaningful period of time, or at all. We expect that the Reverse Stock Split will increase the market price of the Company’s common stock. However, the effect of the Reverse Stock Split on the market price of the Company’s common stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies is varied, particularly since some investors may review a reverse stock split negatively. It is possible that the per share price of the Company’s common stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of outstanding shares of the Company’s common stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per share price that would attract investors who do not trade in lower priced stocks.

In addition, although we believe that the Reverse Stock Split may enhance the marketability of the Company’s common stock to certain potential investors, we cannot assure you that, if the Reverse Stock Split is effected, the Company’s common stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of the Company’s common stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is effected and the trading price of the Company’s common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. A Reverse Stock Split would reduce the number of outstanding shares of the Company’s common stock without reducing the number of shares available but unissued common stock, which will also have the effect of increasing the number of shares of common stock available for issuance.

A Reverse Stock Split may decrease the liquidity of the company’s common stock. The Board of Directors believes that a Reverse Stock Split may result in an increase in the market price of the Company’s common stock, which could lead to increased interest in the Company’s common stock and possibly promote greater liquidity for our stockholders. However, a Reverse Stock Split would also reduce the total number of outstanding shares of the Company’s common stock, which may lead to reduced trading and a smaller number of market makers for the Company’s common stock, particularly if the price per share of the Company’s common stock does not increase as a result of a Reverse Stock Split.

A Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of the Company’s common stock. Odd lot shares may be more difficult to sell, and a purchase or sale of an odd lot may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Consequently, those stockholders who own odd lots of the Company’s common stock following a Reverse Stock Split may be required to pay higher transaction costs if they sell their common stock.

A Reverse Stock Split may also lead to a decrease in our overall market capitalization. A Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of the Company’s common stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Moreover, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of the Company’s common stock outstanding following a Reverse Stock Split.

Criteria to be Used for Determining the Reverse Stock Split Ratio

In determining which Reverse Stock Split ratio to effect, if any, following receipt of stockholder approval of the Reverse Stock Split Proposal, our Board of Directors may consider, among other things, various factors, such as the historical trading price and trading volume of the Company’s common stock, the then-prevailing trading price and trading volume of the Company’s common stock and the expected impact of the Reverse Stock Split on the trading market for the Company’s common stock in the short- and long-term.

Principal Effects of Reverse Stock Split

After the Reverse Stock Split Effective Date, the number of the Company’s issued and outstanding shares of common stock will decrease at the Reverse Stock Split ratio of not less than 1-for-10 and nor more than 1-for-100, as determined by the Board in its sole discretion. Each stockholder will own a reduced number of shares of the Company’s common stock. The Reverse Stock Split will apply to all of the outstanding shares of the Company’s common stock as of the Reverse Stock Split Effective Date and therefore will not affect any particular stockholder’s relative ownership percentage of shares of the Company’s common stock, except for de minimis changes resulting from the payment of cash in lieu of fractional shares. Voting rights and other rights and preferences of the holders of the Company’s common stock will not be affected by the Reverse Stock Split.

The Company’s common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of the Company’s common stock under the Exchange Act.

After the Reverse Stock Split, the Company intends to effect the Forward Stock Split in order to regain compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) after the Reverse Stock Split for continued listing on The Nasdaq Capital Market. The Company’s common stock will continue to be listed on The Nasdaq Capital Market under the symbol “MDRR” after the Reverse Stock Split and Forward Stock Split.

The principal effects of a Reverse Stock Split will be that:

●	Depending on the Reverse Stock Split ratio selected by the Board of Directors, each of 10 to 100 shares of the Company’s common stock owned by a stockholder will be combined into one new share of the Company’s common stock;
●	No fractional shares of the Company’s common stock will be issued in connection with a Reverse Stock Split; rather, each stockholder that otherwise would receive fractional shares will be entitled to receive, in lieu of such fractional shares, cash in an amount equal to the applicable fraction multiplied by the closing price of the Company’s common stock on The Nasdaq Capital Market on the Reverse Stock Split Effective Date (as adjusted for the Reverse Stock Split);
●	Based upon the Reverse Stock Split ratio selected by the Board of Directors:
o	the Reverse Stock Split will result in a corresponding conversion of the outstanding common units of the Operating Partnership, but with a payment of cash in lieu of fractional common units that would otherwise result from the conversion in an amount equal to the applicable fraction multiplied by the closing price of the Company’s Common Stock on The Nasdaq Capital Market on the Reverse Stock Split Effective Date (as adjusted for the Reverse Stock Split); and
o	the Reverse Stock Split will result in proportionate and equitable adjustments to: (i) the number of the Company’s common shares available for grant under the Company’s 2018 Equity Incentive Plan, (ii) the terms of outstanding awards under the 2018 Equity Incentive Plan, and (iii) such other terms in the 2018 Equity Incentive Plan as may be necessary or appropriate to be adjusted under, and as contemplated by Article XII of the 2018 Equity Incentive Plan.
●	The total number of authorized shares of the Company’s common stock will remain at 750,000,000;
●	The total number of authorized shares of the Company’s preferred stock will remain at 250,000,000; and
●	After the Reverse Split Effective Date, the Company’s common stock would have a new CUSIP number, used to identify the Company’s common stock.

Effective Date

If approved by our stockholders and implemented by us, the proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern Time, on the date of filing the proposed Articles of Amendment with SDAT, or such later date and time as is set forth in the proposed Articles of Amendment, which date we refer to in this proposal as the “Reverse Stock Split Effective Date.”

Except as to fractional shares, on the Reverse Split Effective Date, the Reverse Stock Split will combine, automatically and without any action on the part of the Company or its stockholders, the shares of the Company’s common stock issued and outstanding immediately prior thereto into a lesser number of new shares of the Company’s common stock, in accordance with the Reverse Stock Split ratio determined by the Board of Directors within the limits set forth in this Reverse Stock Split Proposal.

Stockholders of Record and Holders in Street Name

The combination of, and reduction in, the number of outstanding shares of the Company’s common stock as a result of the Reverse Stock Split will occur automatically on the Reverse Stock Split Effective Date without any additional action on the part of our stockholders.

Stockholders of record will receive information from VStock Transfer LLC, the Company’s transfer agent, regarding their stock ownership following the Reverse Stock Split and, if applicable, payments of cash in lieu of fractional shares. Stockholders who hold their shares in brokerage accounts or in “street name” are not required to take any action in connection with the Reverse Stock Split.

Reservation of Right to Delay the Filing of the Reverse Stock Split Amendment or Abandon the Reverse Stock Split

We reserve the right to delay the filing of the Reverse Stock Split Amendment or abandon the Reverse Stock Split at any time before the Reverse Stock Split Effective Date, even if the Reverse Stock Split has been approved by our stockholders at the Annual Meeting, without any further action by our stockholders. By voting in favor of the Reverse Stock Split Proposal, you are also expressly authorizing the Board of Directors to delay, until the one year anniversary of the Annual Meeting, or abandon the Reverse Stock Split if the Board of Directors determines that such action is in the best interests of the Company and its stockholders.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the Maryland General Corporation Law with respect to the proposed Reverse Stock Split Amendment to effect a Reverse Stock Split.

Interests of Directors and Executive Officers

Certain of our directors and officers have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of the Company’s common stock. However, we do not believe that our officers or directors have interests in the Reverse Stock Split Proposal that are different than or greater than those of any of our other stockholders.

Material U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following discussion summarizes certain material U.S. federal income tax considerations of the Reverse Stock Split that would be expected to apply generally to U.S. Holders (as defined below) of the Company’s Common Stock. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the U.S. Internal Revenue Services, or the IRS, has been or will be requested in connection with the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

No attempt has been made to comment on all U.S. federal income tax consequences of the Reverse Stock Split that may be relevant to particular U.S. Holders, including holders: (i) who are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction,” “synthetic security,” integrated investment or any risk reduction strategy; (iv) who are partnerships, limited liability companies that are not treated as corporation for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) who hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for United States federal income tax purposes other than the U.S. dollar.

In addition, the following discussion does not address state, local or foreign tax consequences of the Reverse Stock Split, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion assumes that for U.S. federal income tax purposes the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the Reverse Stock Split, whether or not they are in connection with the Reverse Stock Split.

For purposes of this discussion, a U.S. Holder means a beneficial owner of our Common Stock who is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. Tax consequences to holders of our Common Stock other than U.S. Holders are not addressed.

HOLDERS OF OUR COMMON STOCK ARE ADVISED AND EXPECTED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES AND THE CONSEQUENCES OF THE REVERSE STOCK SPLIT UNDER STATE, LOCAL AND FOREIGN TAX LAWS.

Tax Consequences of the Reverse Stock Split

●	The Reverse Stock Split is intended to be treated as a tax deferred “recapitalization” for U.S. federal income tax purposes. The remainder of the discussion assumes the Reverse Stock Split will qualify as a recapitalization.
●	No gain or loss will be recognized as a result of the Reverse Stock Split.
●	A U.S. Holder who receives solely a reduced number of shares of Common Stock pursuant to the Reverse Stock Split will generally recognize no gain or loss. A U.S. Holder who receives cash in lieu of a fractional share interest that such holder would hold as a result of the Reverse Stock Split will generally recognize gain or loss equal to the difference between (i) the portion of the tax basis of the pre-Reverse Stock Split shares allocated to the fractional share interest and (ii) the cash received.
●	A U.S. Holder’s basis in the U.S. Holder’s post-Reverse Stock Split shares will be equal to the aggregate tax basis of such U.S. Holder’s pre-Reverse Stock Split shares decreased by the amount of any basis allocated to any fractional share interest for which cash is received.
●	The holding period of the Company’s stock received in the Reverse Stock Split will include the holding period of the pre-Reverse Stock Split shares exchanged.
●	For purposes of the above discussion of the basis and holding periods for shares of the stock received in the Reverse Stock Split, U.S. Holders who acquired different blocks of our stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the Reverse Stock Split. U.S. Holders who acquired different blocks of our stock at different times for different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
●	Any gain or loss recognized by a U.S. Holder as a result of the Reverse Stock Split will generally be a capital gain or loss and will be long term capital gain or loss if the U.S. Holder’s holding period for the shares of our stock exchanged is more than one year.
●	Certain U.S. Holders may be required to attach a statement to their tax returns for the year in which the Reverse Stock Split is consummated that contains the information listed in applicable Treasury Regulations. U.S. Holders are urged to consult their own tax advisors with respect to the applicable reporting requirements.
●	Any cash payments for fractional shares made to U.S. Holders in connection with the Reverse Stock Split may be subject to backup withholding on a U.S. Holder’s receipt of cash, unless such U.S. Holder furnishes a correct taxpayer identification number and certifies that such U.S. Holder is not subject to backup withholding or such U.S. Holder is otherwise exempt from backup withholding. In the event any amount is withheld under the backup withholding rules, the U.S. Holder should consult with its own tax advisors as to whether the U.S. Holder is entitled to any credit, refund or other benefit with respect to such backup withholding and the procedures for obtaining such credit, refund or other benefit.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL NO. 6. OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with the recommendation of our Board of Directors or, in the absence of such recommendation, in accordance with the discretion of the proxy holder.

Except as set forth in this section, all shares of common stock represented by valid proxies received will be voted in accordance with the provisions of the proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the number and percentage owned as of July 9, 2024 by each person (or group of affiliated persons) who is known by us to beneficially own 5% of the outstanding shares of our common stock, each of our present directors, each of our named executive officers, and each of our executive officers and directors as a group of our shares of common stock.

This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to vested options, warrants or share appreciation rights are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

		Number of	Number of
		Shares	OP Units		Percentage
		Beneficially	Beneficially	Percentage	of all Shares
Name of Beneficial Owner(5)	Title of Class	Owned	Owned	of all Shares(1)	and OP Units(2)
Named Executive Officers and Directors(4)
Francis P. Kavanaugh(6)(7)	Common Stock & OP Units	178,670	228,044	16.0%	36.2%
Thomas Messier(8)	Common Stock	—	—	—%	—%
William Elliott(8)	Common Stock	—	—	—%	—%
Colin Elliott(8)	Common Stock	—	—	—%	—%
Neil Farmer	Common Stock	10,719	—	1.0%	1.0%
David Lunin	Common Stock	2,527	—	* %	0.2%
Emanuel Neuman	Common Stock	10,839	—	1.0%	1.0%
Alfred Lee Finley(3)(5)	Common Stock	165,625	—	14.8%	14.7%
C. Brent Winn, Jr.	Common Stock	34,724	—	3.1%	3.1%
All Current Directors and Executive Officers as a Group (6 persons) (9)		403,104	228,044	36.1%	56.1%

*	Represents less than 1% of our outstanding common stock as of July 9,2024.
(1)	Based on 1,118,090 shares of common stock outstanding as of July 9, 2024.
(2)	Based on 1,118,090 shares of common stock outstanding and 6,150 common units outstanding that are convertible to shares of common stock as of July 9, 2024.
(3)	Alfred Lee Finley has an address of 2800 Golden Triangle Blvd., Fort Worth, Texas 76177.
(4)	The address of each beneficial owner is P.O. Box 8436, Richmond, Virginia 23226.
(5)	On November 4, 2022, the Board of Directors granted a waiver of the ownership limitations in Article VI of the Company’s Articles of Incorporation to permit Mr. Finley to own up to 15.05% in the aggregate of the outstanding shares of capital stock of the Company, as set forth in, and subject to the terms and conditions in, that certain letter, dated October 27, 2022, from Finley to the Board.
(6)	Number of shares of common stock and Operating Partnership Units beneficially owned includes 19,348 Operating Partnership Units that were issued to Mr. Kavanaugh on January 18, 2024, but which will not be redeemable for shares of common stock until January 18, 2025, and 208,696 Operating Partnership Units that were issued to Mr. Kavanaugh on March 28, 2024, but which will not be redeemable until the later of March 28, 2025 or the receipt of shareholder approval.
(7)	On August 8, 2023, the Board of Directors granted a waiver of the ownership limitations in Article VI of the Company’s Articles of Incorporation to permit Mr. Kavanaugh and any of his affiliates to own up to 20.0 % in the aggregate of the outstanding shares of capital stock of the Company, as set forth in, and subject to the terms and conditions in, that certain letter, dated August 8, 2023, from Mr. Kavanaugh to the Board.
(8)	Messrs. Messier and W. Elliott resigned from the Company on July 18, 2023. Mr. C. Elliott resigned from the Company on July 20, 2023.
(9)	Includes all current directors and executive officers. Messrs. Messier, W. Elliott and C. Elliott, who resigned from the Company during 2023 are excluded from the total.

OUR MANAGER AND RELATED AGREEMENTS

Our Manager

For all periods prior to July 18, 2023, we were externally managed by Medalist Fund Manager, Inc., or our Manager, pursuant to a Management Agreement dated March 15, 2016 (as amended from time to time, the “Management Agreement”). On July 18, 2023, the Company and the Operating Partnership entered into a Termination Agreement (the “Termination Agreement”) with the Manager, Mr. William R. Elliott and Mr. Thomas E. Messier, which provided for the immediate termination of the Management Agreement. For more information on the Termination Agreement, See “Termination” below. Since the termination of the Management Agreement, the Company has been managed internally as directed by the Board of Directors.

Mr. Thomas E. Messier, our former Chairman of the Board, Chief Executive Officer, Secretary and Treasurer, and Mr. William R. Elliott, our former Vice Chairman of the Board, Chief Operating Officer and President were also officers of our Manager. Our Manager was primarily responsible for managing our day-to-day business affairs and assets and carrying out the directives of our Board of Directors. Our Manager maintained a contractual as opposed to a fiduciary relationship with us. Our Manager conducted our operations and managed our portfolio of real estate investments.

The officers of our Manager were as follows:

Name	Age	Position
Thomas E. Messier	69	Co-Founder and Co-President
William R. Elliott	73	Co-Founder and Co-President

Management Agreement

On March 15, 2016, we entered into the Management Agreement with our Manager pursuant to which it would provide for the day-to-day management of our operations, subject to the supervision of our Board of Directors. The Management Agreement required our Manager to manage our business affairs in conformity with the investment guidelines and other policies as approved and monitored by our Board of Directors. Our Manager’s role as Manager was under the supervision and direction of our Board of Directors.

Management Services

Prior to the termination of the Management Agreement, our Manager was responsible for (1) the selection, purchase and sale of our portfolio investments, (2) our financing activities, and (3) providing us with advisory services. Our Manager was responsible for our day-to- day operations and performed (or would cause to be performed) such services and activities relating to our assets and operations as may be appropriate.

Term

Prior to the termination of the Management Agreement, the Management Agreement had an initial term through December 31, 2016 and then automatic, annual renewals. The Management Agreement was subject to amendment or modification by agreement between us and our Manager. Our independent directors reviewed our Manager’s performance and the fees payable to our Manager under the Management Agreement annually and, following the initial term, the Management Agreement could be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, based upon unsatisfactory performance that is materially detrimental to us.

Management Fees, Incentive Fees and Expense Reimbursements

Type	Description
Asset Management Fee

Prior to the termination of the Management Agreement, we paid our Manager a monthly asset management fee equal to 0.125% of our stockholders’ equity payable in arrears in cash. For purposes of calculating the asset management fee, our stockholders’ equity means: (a) the sum of (1) the net proceeds from (or equity value assigned to) all issuances of our Company’s equity and equity equivalent securities (including common stock, common stock equivalents, preferred stock and OP Units issued by our operating partnership) since inception (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus (2) our Company’s retained earnings at the end of the most recently completed calendar quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less (b) any amount that our Company has paid to repurchase our common stock issued in this or any subsequent offering. Stockholders’ equity also excludes (1) any unrealized gains and losses and other non-cash items (including depreciation and amortization) that have impacted stockholders’ equity as reported in our Company’s consolidated financial statements prepared in accordance with GAAP, and (2) one-time events pursuant to changes in GAAP, and certain non-cash items not otherwise described above, in each case after discussions between our Manager and our independent director(s) and approval by a majority of our independent directors. For the years ended December 31, 2023 and 2022, we incurred $485,897 and $876,049, in asset management fees, respectively. Asset management fees are recorded on our Company’s consolidated statements of operations as (i) retail center property operating expenses ($196,658 and $309,078 for the years ended December 31, 2023 and 2022, respectively) , (ii) hotel property operating expenses ($0 and $20,475 for the years ended December 31, 2023 and 2022, respectively), (iii) flex center property operating expenses ($64,575 and $109,100 for the years ended December 31, 2023 and 2022, respectively) and (iv) legal, accounting and other professional fees ($224,664 and $437,396 for the years ended December 31, 2023 and 2022, respectively).

Property Management Fee

The Company paid Shockoe Properties, LLC, a subsidiary of Dodson Properties, LLC, an entity in which Mr. W. Elliott, one of the owners of the Company’s former Manager, held a 6.32% interest, an annual property management fee of up to 3% of the monthly gross revenues of the Franklin Square, Hanover Square, Ashley Plaza, Brookfield, Lancer Center, Greenbrier Business Center, Parkway and Salisbury properties. These fees were paid in arrears on a monthly basis. During the years ended December 31, 2023 and 2022, the Company paid Shockoe Properties, LLC management fees of $304,179 and $271,334, respectively. In addition, pursuant to a separate agreement dated November 1, 2017 between Dodson Properties, LLC and Mr. W. Elliott, Dodson Properties, LLC paid Mr. W. Elliott 5% of the property management fees paid by the Company to Dodson Properties, LLC or its affiliates.

Acquisition Fee

Prior to the termination of the Management Agreement, our Manager received an acquisition fee of 2.0% of the purchase price plus transaction costs, for each property acquired or investment made on our Company’s behalf at the closing of the acquisition of such property or investment, in consideration for the Manager’s assistance in effectuating such acquisition. Pursuant to a Letter Agreement, dated March 19, 2021, by and among us, our Operating partnership and our Manager (the “2021 Letter Agreement”) and a Letter Agreement, dated March 10, 2023, by and among us, our Operating Partnership and our Manager (the “2023 Letter Agreement,” collectively with the 2021 Letter Agreement, the “Manager Letter Agreements”), our Manager agreed to defer payment of one-half of any acquisition fee payable to the Manager from that date

Type	Description

until the earlier of: (i) the date that the public trading price of our common stock, as reported on the Nasdaq Capital Market, reaches a closing trading price of at least $40.00 per share (adjusted to reflect the Company’s reverse stock split at a ratio of 1-for-8 completed on May 3, 2023); (ii) the effective date of the termination of the

Management Agreement as the result of an election by us to terminate the Management Agreement (other than on account of any of the events specified in clauses (i) through (vi) of Section 11(a) of the Management Agreement); and (iii) a Change in Control (the “Deferral Agreement”). For purposes of the Manager Letter Agreements, “Change in Control” means any of the following events: (a) any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than a wholly-owned subsidiary of our company, becomes the beneficial owner of our securities having 50% or more of the combined voting power of our then outstanding securities; (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of our then outstanding securities after such transaction are held in the aggregate by the holders of our securities entitled to vote generally immediately prior to such transaction; (iii) a complete liquidation or dissolution of us; or (iv) the sale or other disposition of a Significant Amount of Assets to any person or entity (other than a transfer to a subsidiary of our company), and the term “Significant Amount of Assets” means more than fifty percent (50%) of the book value of our consolidated assets as of the date of the 2023 Manager Letter Agreement.

For the year ended December 31, 2022, we incurred $201,524 in acquisition fees associated with the Salisbury Marketplace Property acquisition, which were allocated and added to the fair value of the Salisbury Marketplace Property tangible assets. One half of the acquisition fee, or $100,762 was paid in cash and one half of the acquisition fee was accrued in connection with the Deferral Agreement. For the year ended December 31, 2021, we incurred $503,910 in acquisition fees associated with the Lancer Center Property, Greenbrier Business Center Property and Parkway Property, which were allocated and added to the fair value of the Lancer Center Property, Greenbrier Business Center Property and Parkway Property tangible assets. One half of the acquisition fees, or $251,955 was paid in cash and one half of the acquisition fee was accrued in connection with the Deferral Agreement. The accrued portion of the acquisition fee is recorded under accounts payable and accrued liabilities our company’s consolidated balance sheets as of December 31, 2023 and 2022. As of December 31, 2023 and 2022, respectively, the Company had accrued a total of $0 and $352,717 in acquisition fees (the “Deferred Acquisition Fee”) in connection with the Deferral Agreement. Pursuant to the Termination Agreement, the Company agreed to pay the Deferred Acquisition Fee immediately upon execution of the Termination Agreement. The Company paid the Deferred Acquisition Fee on July 18, 2023 and, as a result, as of December 31, 2023, had no further Deferred Acquisition Fees accrued on its consolidated balance sheets.

Incentive Fee

Prior to the termination of the Management Agreement, our Manager would have been entitled to an incentive fee, payable quarterly, equal to an amount, not less than zero, equal to the difference between (1) the product of (x) 20% and (y) the difference between (i) our Adjusted Funds from Operations (AFFO) (as further defined below) for the previous 12-month period, and (ii) the product of (A) the weighted average of the issue price of equity securities issued in our 2018 exempt offering and in future offerings and transactions, multiplied by the weighted average number of all shares of our common stock outstanding on a fully-diluted basis (including any restricted stock units, any restricted shares of common stock and common units) in the previous

Type	Description

12-month period, exclusive of equity securities issued prior to our 2018 exempt offering, and (B) 7%, and (2) the sum of any incentive fee paid to our Manager with respect to the first three calendar quarters of such previous 12-month period. AFFO is calculated by removing the effect of items that do not reflect ongoing property operations.

We further adjust FFO for certain items that are not added to net income in NAREIT’s definition of FFO, such as acquisition expenses, equity-based compensation expenses, and any other non-recurring or non-cash expenses, which are costs that do not relate to the operating performance of our properties, and subtract recurring capital expenditures (and, when calculating the incentive fee only, we further adjust FFO to include any realized gains or losses on our real estate investments). No incentive fees were earned or paid during the year ended December 31, 2023 or 2022, or at any time during the term of the Management Agreement.

Liability and Indemnification

Pursuant to the Management Agreement and unless provided otherwise therein, our Manager did not assume any responsibility other than to render the services called for thereunder in good faith and was not responsible for any action of our Board of Directors in following or declining to follow its advice or recommendations. Our Manager maintained a contractual as opposed to a fiduciary relationship with us (however, to the extent that officers of our Manager also served as officers of our company, such officers owed us duties under Maryland law in their capacity as officers of our company, which may include the duty to exercise reasonable care in the performance of such officers’ responsibilities, as well as the duties of loyalty, good faith and candid disclosure). Under the terms of the Management Agreement, our Manager, its officers, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager was not liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Management Agreement, except because of acts or omissions constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Management Agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We agreed to indemnify and hold harmless our Manager, its officers, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement as determined by a final, non-appealable order of a court of competent jurisdiction, or those incurred in connection with our Manager’s proper release of our Company’s money or other property, as set forth in the Management Agreement. Additionally, we agreed to advance funds to any of the indemnified parties for legal fees and other costs and expenses incurred as a result of any claim, suit, action or proceeding for which indemnification is sought, provided, that such Manager indemnified party undertakes to repay the advanced funds to us in the event it is ultimately determined that indemnification is not appropriate. Our Manager agreed to indemnify and hold harmless us, our directors and officers, personnel, agents and any persons controlling or controlled by us with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement or any claims by our Manager’s personnel relating to the terms and conditions of their employment by our Manager. Our Manager was not liable for errors that may result from ordinary negligence, such as errors in the investment decision making process (such as a transaction that was effectuated in violation of our investment guidelines).

Termination

On July 18, 2023, the Company and the Operating Partnership entered into the Termination Agreement with the Manager, William R. Elliott and Thomas E. Messier, which provided for the immediate termination of the Management Agreement. The Termination Agreement also provided for, among other things, aggregate payments of $1,602,717 in settlement of all amounts payable under the Management Agreement, the resignation of each of Messrs. W. Elliott and

Messier from any and all employment, officer, director and other positions at the Company or the Operating Partnership, Messrs. W. Elliott and Messier’s release of all rights and claims against the Company and the Operating Partnership, the survival of certain indemnification obligations with respect to Messrs. W. Elliott and Messier, the Company’s agreement to take all commercially reasonable steps to cause Messrs. W. Elliott and Messier to be released promptly from all obligations under certain guaranty arrangements made by Messrs. W. Elliott and/or Messier, Messrs. W. Elliott and Messier’s agreement to cooperate in a commercially reasonable manner with the Company and the Operating Partnership’s efforts to sell certain of the Company’s properties, and the retention of certain confidentiality obligations by the Manager.

The terms of the Termination Agreement, and the transactions contemplated thereby, were negotiated and unanimously approved by a committee of independent members of the Board (the “Special Committee”), all of whom are independent and disinterested members of the Board. The Special Committee was formed in March 2023 in order to evaluate strategic alternatives available to the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Person Transaction Policy

Our Board of Directors has adopted a written related person transaction policy, for which the audit committee oversees compliance. The purpose of this policy is to describe the procedures used to identify, review and approve any existing or proposed transaction, arrangement, relationship (or series of similar transactions, arrangements or relationships) in which (a) we, our Operating Partnership or any of our subsidiaries were, are or will be a participant, (b) the aggregate amount involved exceeds $120,000, and (c) a related person has or will have a direct or indirect interest. For purposes of this policy, a related person is (i) any person who is, or at any time since the beginning of the current fiscal year was, a director, director nominee, or executive officer of the Company, (ii) any beneficial owner of more than 5% of our stock, or (iii) any immediate family member of any of the foregoing persons.

Under this policy, our audit committee is responsible for reviewing and approving or ratifying each related person transaction or proposed related person transaction. In determining whether to approve or ratify a related person transaction, the audit committee is required to consider all relevant facts and circumstances of the related person transaction available to the audit committee and to approve only those related person transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders, as the audit committee determines in good faith. No member of the audit committee is permitted to participate in any consideration of a related person transaction with respect to which that member or any of his or her immediate family is a related person. A copy of our related person transaction policy may be accessed on the Company’s website (http://www.medalistereit.com) by clicking on “Investors” and then “Corporate Governance.”

Staffing Agreement

We have entered into a staffing agreement dated November 13, 2023 with Gunston Consulting, LLC (the “Staffing Agreement”) on behalf of our Company. Gunston Consulting, LLC’s sole member is C. Brent Winn, Jr., our Chief Financial Officer. Under the Staffing Agreement, our Company reimburses Gunston Consulting, LLC for any approved employee’s salary, payroll taxes and benefits, including health insurance and retirement benefits, and related expenses. All expenses are reimbursed at cost and without markup. During 2023, our Company paid Gunston Consulting, LLC $518,845 under the Staffing Agreement.

Central Avenue Property

On March 28, 2024, MDR Central Avenue, LLC, a wholly owned subsidiary of our Operating Partnership, closed on the acquisition of that certain tract of real property containing a building with a physical address of 3535 North Central Avenue, Chicago, IL 60634 (the “Central Avenue Property”) from RMP 353 N. Central Ave. LLC, a Delaware limited liability company (“RMP”), for a purchase price of $2,400,000, exclusive of closing costs, paid with a combination of (i) 417,391 OP Units, valued at approximately $5.75 per OP Unit; and (ii) $15,209 in cash on hand to cover RMP’s transaction costs (such as title/escrow fees, transfer taxes, legals fees, etc.). The purchase price was determined based on the appraised value of the Central Avenue Property, as determined by an independent appraiser hired by us, and the number of OP Units issued as part of the purchase price was determined by dividing $2,400,000 by $5.75, which represents an 8.5%  premium over the $5.30 per share closing price of our common stock on the Nasdaq Capital Market on February 15, 2024, the date we and RMP entered into the purchase and sale agreement relating to the Central Avenue Property. Pursuant to the Agreement of Limited Partnership of the Operating Partnership, as amended, the OP Units are redeemable for cash or, at the Operating Partnership’s option, shares of our common stock on a one-for-one basis; however, pursuant to the related subscription agreement between the Operating Partnership and RMP, RMP may not redeem the OP Units for shares of the Company’s common stock unless such redemption is approved by a majority of the votes cast on the matter at a meeting of the stockholders of the Company or by written consent of the stockholders of the Company in lieu of a special meeting to the extent permitted by applicable state and federal law. The sole manager and member of RMP is CWS BET Seattle, LP, a Delaware limited partnership, a company controlled and owned by Frank Kavanaugh, the Company’s Chief Executive Officer and a member of the Company’s Board of Directors.

EXECUTIVE OFFICERS

Francis P. Kavanaugh, age 64, is our President and Chief Executive Officer, Secretary and Treasurer. He was appointed to our Board of Directors on May 24, 2023. Mr. Kavanaugh is the co-founder of Fort Ashford Funds, LLC, a privately held investment firm, and has served as its Managing Director since its inception in 2004. Mr. Kavanaugh received his B.S. in Information and Computer Science from the University of California Irvine in 1985 and his MBA from Pepperdine University in 2003. Mr. Kavanaugh has more than 30 years of diverse experience in real estate investment, business restructuring and operational leadership. He has been actively involved with the restructuring of over 20 businesses in the public and private sectors and is adept at navigating complexity and implementing strategic changes. Management believes his experiences significantly contribute to the Company, especially with respect to his strong operational leadership and vision for strategic changes.

C. Brent Winn, Jr., age 62, has been our Company’s Chief Financial Officer since March 1, 2020. Prior to his appointment as Chief Financial Officer, Mr. Winn provided chief financial officer services as an independent contractor of the Company beginning in February 2018. During his tenure, Mr. Winn has established the accounting, internal control and financial reporting systems of the Company, managed the financial accounting and reporting for the Company and its subsidiary entities, prepared the quarterly and annual financial statements and other financial elements of quarterly and annual reports and coordinated the annual audit and quarterly reviews. Mr. Winn’s experience in the commercial real estate industry dates to 1987 when he held various positions with CSX Realty, the real estate development and management subsidiary of CSX Corporation, including as an analyst in both the development and asset management groups, and as a manager in the development group. Subsequently, Mr. Winn also held positions in shareholder and investor relations for CSX Corporation. After his tenure with CSX Realty and CSX Corporation, Mr. Winn was a partner in the real estate consulting firms MGT Realty Advisors, Inc. and Realty Advisors, LLC, where he provided investment, development and asset management advisory services to institutional real estate owners. He was formerly the chief financial officer of Marz Industries, Inc. Mr. Winn received his B.A. in History from the University of Virginia, Master of Business Administration from the Mason School of Business at the College of William and Mary and a post-graduate degree in Accounting from the Virginia Commonwealth University.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

In fiscal year 2023, our named executives and their principal offices were the following:

●	Mr. Francis P. Kavanaugh, our President and Chief Executive Officer, Secretary and Treasurer;
●	Mr. C. Brent Winn, Jr., our Chief Financial Officer;
●	Mr. Thomas E. Messier, our former Chief Executive Officer, Secretary and Treasurer;
●	Mr. William R. Elliott, our former President and Chief Operating Officer; and

●	Colin M. Elliott, our former Vice President.

Overview of Compensation Program and Philosophy

We may compensate our named executive officers, other officers and, prior to terminating the Management Agreement, individuals affiliated with our Manager with equity and equity-based awards or other types of awards in accordance with our 2018 Equity Incentive Plan, or the Equity Incentive Plan, intended to align their interests with the interests of our stockholders. Awards that may be granted under our Equity Incentive Plan include options, stock awards, stock appreciation rights, performance units, incentive awards, other stock-based awards and any other right or interest relating to stock or cash (collectively referred to herein as “awards”). Our compensation committee determines if and when any of our named executive officers, other officers or, prior to terminating the Management Agreement, individuals affiliated with our Manager will receive such awards.

Executive Officer Compensation

We did not provide Mr. Kavanaugh with any compensation during the year ended December 31, 2023. On January 18, 2024, the compensation committee approved the following annual compensation for Mr. Kavanaugh’s employment as the Company’s President, Chief Executive Officer and Secretary for the fiscal year ending December 31, 2024:

●	a one-time grant of 19,348 LTIP Units (the “LTIP Units”) issued pursuant to the terms of the Medalist Diversified REIT, Inc. 2018 Equity Incentive Plan and the Agreement of Limited Partnership of Medalist Diversified Holdings, L.P. (the “Limited Partnership Agreement”), the Company’s subsidiary (“Operating Partnership”); and
●	$75,000 in cash, payable in monthly installments.

The LTIP Units are treated as common units of the Operating Partnership and are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis after a one-year holding period pursuant to the terms of the Limited Partnership Agreement. The LTIP Units were issued to Mr. Kavanaugh on January 18, 2024, but are not redeemable for shares of the Company’s common stock until January 18, 2025.

Pursuant to the Staffing Agreement, we pay Gunston Consulting, LLC (the “Consultant”) cash compensation for services provided by Mr. Winn, our senior accountant and our Senior Finance and Investor Relations associate. Prior to entry into the Staffing Agreement, the Company had a consulting agreement, effective as of March 1, 2020, with the Consultant (the “Consulting Agreement”) pursuant to which the Consultant agreed to provide certain financial and accounting consulting services to the Company, and the Company agreed to pay the Consultant an annual fee and annual stock grants awarded by the compensation committee and agreed to reimburse the Consultant for certain expenses to be authorized by the Company.

Pursuant to the terms of the Staffing Agreement, Mr. Winn serves as the Company’s chief financial officer. We pay Mr. Winn an agreed upon annual fee of $250,000 through the Consultant.

We do not provide any named executive officer with pension benefits or nonqualified deferred compensation plans.

During fiscal year 2022 and fiscal year 2023, Messrs. Messier and W. Elliott did not receive any cash compensation, pension benefits, perquisites or other personal benefits from us for their services as our officers because our Management Agreement provided that our Manager was responsible for managing our affairs. We had no arrangements to make cash payments to Messrs. Messier or W. Elliott upon their termination from service as our officers. Instead, we paid our Manager the fees described under “Our Manager and Related Agreements” above. Additionally, Messrs. Messier and W. Elliott are executive officers of our Manager and were compensated by our Manager, in part, for their services rendered to us.

Pursuant to the terms of the Consulting Agreement, and that certain Letter Agreement, dated as of November 30, 2022, between the Consultant and us (the “Elliott Letter Agreement), we also authorized the Consultant to retain the services of Mr. C. Elliott as vice president of the Company and authorized the Consultant to incur certain costs related to Mr. C. Elliott’s employment as vice president and agreed to reimburse the Consultant for such costs, including Mr. C. Elliott’s $150,000 annual salary, payroll taxes and certain benefits and an annual bonus to be determined in consultation with the Company. On July 20, 2023, Mr. C. Elliott and the Company entered into a Separation Agreement and General Release related to Mr. C. Elliott’s resignation as an employee of the Consultant, and consequently, as Vice President of the Company. The Separation Agreement and General Release provided for the resignation of Mr. Elliott, effective as of July 20, 2023, and termination of the Elliott Letter Agreement and the Change in Control Agreement by and among the Consultant, Mr. C. Elliott and the Company, dated March 10, 2023.

Mr. C. Elliott is the son of Mr. W. Elliott, former Vice Chairman of the Board and former President and Chief Operating Officer of the Company. During the years ended December 31, 2023 and 2022, the Company paid the Consultant $88,710 and $114,516, respectively, for services provided by Mr. C. Elliott under the Consulting Agreement. In addition, on November 22, 2022, the Company’s compensation committee approved a grant of 2,388 shares of the Company’s common stock to Mr. C. Elliott under the Equity Incentive Plan.

Equity-Based Compensation

As discussed above, the compensation committee may, from time to time pursuant to the Equity Incentive Plan, grant our named executive officers certain equity-based awards. These awards are designed to align the interests of our named executives with those of our stockholders, by allowing our named executive officers to share in the creation of value for our stockholders through capital appreciation and dividends. During the term of the Management Agreement, these awards provided a further benefit to us by enabling our Manager and its affiliates to attract, motivate and retain talented individuals. We currently do not have any equity ownership requirements or guidelines for our named executive officers.

We believe our compensation policies are particularly appropriate since we are an externally advised REIT. REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends. As a result, we believe that our common stockholders are principally interested in receiving attractive risk-adjusted dividends and in the growth of dividends and market capitalization. Accordingly, we want to provide incentives to our named executive officers that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of our named executive officers with the interests of our stockholders since the value our named executive officers receive from these awards is largely dependent on the value of our common stock, the potential for appreciation of that value and our capability to pay dividends. Additionally, we believe that equity-based awards are consistent with our stockholders’ interest in market capitalization growth as these individuals will be incentivized to grow our market capitalization for stockholders over time. We believe that this alignment of interests provides an incentive to our named executive officers to implement strategies that will enhance our overall performance and promote growth in dividends and growth in our market capitalization.

The compensation committee does not use a specific formula to calculate the number of equity awards and other rights awarded to our named executive officers under our Equity Incentive Plan. The compensation committee does not explicitly set future award levels/opportunities on the basis of what the named executive officers earned from prior awards. While the compensation committee will take past awards (if any) into account, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the compensation committee will take into account factors such as our performance, the individual’s position, his or her contribution to our performance, and general market practices of our peers and similarly sized companies, as well as, during the term of the Management Agreement, the recommendations of our Manager.

Limitations on Hedging

Our Insider Trading Policy, among other goals, helps to ensure that our directors, officers and employees bear the full risks and benefits of stock ownership. Under the Insider Trading Policy, our directors, officers and employees may not engage in short sales, buying or selling puts or calls, buying financial instruments designed to hedge or offset any decrease in the market value of Company securities owned by the individual directly or indirectly (including prepaid variable forward contracts, equity swaps, collars and exchange funds), and frequent trading to take advantage of fluctuations in share price.

Summary Compensation Table

We did not provide Mr. Kavanaugh with any compensation during the year ended December 31, 2023. Pursuant to the Staffing Agreement, we pay the Consultant cash compensation for services provided by Mr. Winn. We did not provide Messrs. Messier and W. Elliott with any cash compensation or bonus.

We do not provide any named executive officer with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any person and are not obligated to make any cash payments upon termination of employment or a change in control of us.

The table below summarizes the total compensation paid or awarded to each of our named executive officers for the fiscal years ended December 31, 2023 and 2022.

					All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Compensation ($)	Total
Francis P. Kavanaugh, CEO and President(2)	2023	$—	$—	$—	$—	$—
C. Brent Winn, Jr., Chief Financial Officer	2023	250,000	$—	$—	$—	250,000
	2022	200,000	50,000	126,600	$—	426,600
Thomas E. Messier, Former Chief Executive Officer, Secretary and Treasurer	2023	$—	$—	$—	$—	$—
	2022	$—	$—	63,000	$—	63,000
William R. Elliott, Former President and Chief Operating Officer	2023	$—	$—	$—	$—	$—
	2022	$—	$—	63,300	$—	63,300
Colin M. Elliott, Former Vice President	2023	88,710	$—	$—	$—	88,710
	2022	64,516	50,000	30,000	$—	144,516

(1)	The amounts in the Stock Awards column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of stock awards during the applicable fiscal year under the Company’s equity incentive plan.
(2)	Mr. Kavanaugh was appointed CEO and President on July 18, 2023 and did not accept any compensation during the year ended December 31, 2023.

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal 2023 Year-End

	Option Awards					Stock Awards
			Equity incentive					Equity incentive	Equity incentive
			plan					plan	plan awards:
			awards:				Market value of	awards:	Market or payout
	Number of	Number of	Number of			Number of	shares of	Number of	value of unearned
	securities	securities	securities			shares or	units of	unearned shares,	shares,
	underlying	underlying	underlying			units of	stock	units or	units or other
	unexercised	unexercised	unexercised	Option	Option	stock that	that have	other rights	rights that
	options (#)	options (#)	unearned	exercise	expiration	have not	not	that have	have not
Name	exercisable	unexercisable	options (#)	price ($)	date	vested (#)	vested ($)	not vested (#)	vested ($)
Francis P. Kavanaugh	—	—	—	$—	—	—	$—	—	$—
Brent Winn, Jr.	—	—	—	$—	—	—	$—	—	$—
Thomas E. Messier	—	—	—	$—	—	—	$—	—	$—
William R. Elliott	—	—	—	$—	—	—	$—	—	$—
Collin M. Elliott	—	—	—	$—	—	—	$—	—	$—

Director Compensation

Our independent directors did not receive any compensation during fiscal year 2023. During fiscal year 2024, our independent directors (excluding Mr. Finley) were each paid $15,000 in cash and $15,000 in shares of common stock. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors and any committees. Our directors who are also executive officers do not receive any additional compensation from us for acting as directors. Directors are eligible for awards under our Equity Incentive Plan, as described in detail below.

The following table sets forth information regarding the compensation paid or accrued by our Company during 2023 to each of our independent directors:

Fees
Earned or
Paid in
Name(1)(2)	Cash ($)	Stock Awards ($)	Total ($)
Francis P. Kavanaugh	$—	$—	$—
Timothy O’Brien	—	—	—
Neil P. Farmer	—	—	—
Alfred Lee Finley	—	—	—
David Lunin	—	—	—
Emanuel D. Neuman	—	—	—
Charles S. Pearson, Jr.	—	—	—
	$—	$—	$—

(1)	Messrs. Messier, as former Chairman of the Board of Directors, Chief Executive Officer, Secretary and Treasurer, and W. Elliott, as former Vice Chairman of the Board of Directors, President and Chief Operating Officer, received no additional compensation for their service as members of the Board of Directors during fiscal year 2023 and are omitted from the table. Compensation received by Messrs. Messier and W. Elliott for their service as executive officers of the Company is reported in the Summary Compensation Table.
(2)	Mr. Finley is not included in this table because he joined the Board during fiscal year 2024.

Equity Incentive Plan Information

Our Board of Directors has adopted, and our stockholders have approved, the Equity Incentive Plan to attract and retain independent directors, executive officers and other key employees, including, officers and employees of our Operating Partnership and their affiliates and other service providers. The Equity Incentive Plan provides for the grant of options to purchase shares of our common stock, stock awards, stock appreciation rights, performance units, incentive awards and other equity-based awards.

Administration of the Equity Incentive Plan

The Equity Incentive Plan is administered by the compensation committee of our Board of Directors, or the Administrator. In connection with stock splits, dividends, phased-in liquidity and certain other events, the Board of Directors will make equitable adjustments that it deems appropriate in the aggregate number of shares of our common stock that may be issued under the Equity Incentive Plan and the terms of outstanding awards.

Eligibility

Our employees and members of the Board of Directors are eligible to participate in the Equity Incentive Plan. In addition, other individuals who provide services to the company or an affiliate of the company are eligible to participate in the Equity Incentive Plan if the Administrator determines that the participation of such individual is in the best interest of the company.

Share Authorization

The initial aggregate number of shares of our common stock that may be issued under the Equity Incentive Plan was 15,000 shares. If any options or stock appreciation rights terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised or are paid in cash without delivery of common stock or if any stock awards, performance units or other equity-based awards are forfeited, the shares of our common stock subject to such awards will again be available for purposes of the Equity Incentive Plan. Shares of our common stock tendered or withheld to satisfy the exercise price of an award or for tax withholding are also available for future grants under the Equity Incentive Plan.

On each January 1st during the term of the Equity Incentive Plan, the maximum number of shares of common stock that may be issued under the Equity Incentive Plan will increase by eight percent (8%) of any additional shares of common stock or interests in our operating partnership we issue in the preceding calendar year. However, no adjustment will be made relative to shares of common stock issued pursuant to the Equity Incentive Plan or upon conversion of interests in our operating partnership to shares of common stock. As of January 1, 2024, the shares available for issuance under the Equity Incentive Plan was 30,706 shares. The maximum number of shares issuable under the Equity Incentive Plan following adjustments is 150,000.

Options

The Equity Incentive Plan authorizes the grant of incentive stock options (under Section 422 of the Code) and authorizes the grant of options that do not qualify as incentive stock options. The exercise price of each option will be determined by the Administrator, provided that the price cannot be less than 100% of the fair market value of the shares of our stock on the date on which the option is granted (or 110% of the shares’ fair market value on the grant date in the case of an incentive stock option granted to an individual who is a “ten percent stockholder” under Sections 422 and 424 of the Code). Except for adjustments to equitably reflect stock splits, stock dividends or similar events, the exercise price of an outstanding option may not be reduced without the approval of our stockholders. The exercise price for any option is generally payable (i) in cash, (ii) by certified check, (iii) by the surrender of shares of our common stock (or attestation of ownership of shares of our common stock) with an aggregate fair market value on the date on which the option is exercised, equal to the exercise price, or (iv) by payment through a broker in accordance with procedures established by the Federal Reserve Board. The term of an option cannot exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to an individual who is a “ten percent stockholder”). Incentive stock options may only be granted under the Equity Incentive Plan to our employees and employees of our subsidiaries and may only be transferred by will or the laws of descent and distribution to the heirs of the recipient.

Stock Awards

The Equity Incentive Plan also provides for the grant of stock awards. A stock award is an award of shares of our common stock that may be subject to vesting requirements, restrictions on transfer and other restrictions as the administrator determines in its sole discretion on the date of grant. Unless prohibited by the stock award agreement, the stock award may be transferred during the recipient’s lifetime and during the period in which the stock award is forfeitable or otherwise restricted to the recipient’s immediate family, (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such individuals have more than 50% of the beneficial interests. The restrictions, if any, may lapse over a specified period of time or through the satisfaction of conditions, in installments or otherwise, as the administrator may determine. A participant who receives a stock award will have all of the rights of a stockholder as to those shares, including, without limitation, voting rights and the right to receive distributions. During the period, if any, when stock awards are non-transferable or forfeitable, (i) a participant is prohibited from selling, transferring, pledging, exchanging, hypothecating or otherwise disposing of the participant’s stock award shares, (ii) the Company will retain custody of any certificates and (iii) a participant must deliver a stock power to the Company for each stock award.

Stock Appreciation Rights

The Equity Incentive Plan authorizes the grant of stock appreciation rights. A stock appreciation right provides the participant with the right to receive, upon exercise of the stock appreciation right, cash, shares of our common stock or a combination of the two. The amount that the participant will receive upon exercise of the stock appreciation right generally will equal the excess of the fair market value of the shares of our common stock on the date of exercise over the shares’ fair market value on the date of grant. Stock appreciation rights will become exercisable in accordance with terms determined by the administrator. Stock appreciation rights may be granted in tandem with an option grant or as independents grants. Stock appreciation rights may be transferred by will or the laws of descent and distribution, may be subject to additional restrictions on the transferability of the awarded units, and, unless prohibited by the award agreement, may be transferred to the recipient’s immediate family, (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in- law or sister-in-law) or one or more trusts, partnerships or other entities in which such individuals have more than 50% of the beneficial interests. The term of a stock appreciation right cannot exceed ten years from the date of grant or five years in the case of a stock appreciation right granted under the Equity Incentive Plan in tandem with an incentive stock option awarded to an individual who is a “ten percent stockholder.”

Performance Units

The Equity Incentive Plan also authorizes the grant of performance units. Performance units represent the participant’s right to receive an amount, based on the value of a specified number of shares of our common stock, if performance goals or other requirements established by the Administrator are met. The Administrator will determine the applicable performance period, the performance goals and such other conditions that apply to the performance unit. Performance goals may relate to our financial performance, the participant’s performance or such other criteria determined by the Administrator. If the performance goals are met, performance units will be paid in cash, shares of our common stock, other securities or property or a combination thereof. Performance units may be transferred by will or the laws of descent and distribution, may be subject to additional restrictions on the transferability of the awarded units, and, unless prohibited by the award agreement, may be transferred to the recipient’s immediate family, (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law) or one or more trusts, partnerships or other entities in which such individuals have more than 50% of the beneficial interests.

Incentive Awards

The Equity Incentive Plan also authorizes us to make incentive awards. An incentive award entitles the participant to receive a payment if certain requirements are met. The Administrator will establish the requirements that must be met before an incentive award is earned and the requirements may be stated with reference to one or more performance measures, or criteria prescribed by the Administrator. A performance goal or objective may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index and may be adjusted for unusual or non-recurring events, changes in applicable tax laws or accounting principles. An incentive award that is earned will be settled in a single payment, which may be in cash, common stock or a combination of cash and common stock. Performance units may be transferred by will or the laws of descent and distribution, may be subject to additional restrictions on the transferability of the awarded units, and, unless prohibited by the award agreement, may be transferred to the recipient’s immediate family, (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in- law or sister-in-law) or one or more trusts, partnerships or other entities in which such individuals have more than 50% of the beneficial interests.

Other Equity-Based Awards

The Administrator may grant other types of stock-based awards as other equity-based awards, including LTIP units, under the Equity Incentive Plan. Other equity-based awards are payable in cash, shares of our common stock or shares or units of such other equity, or a combination thereof, as determined by the Administrator. The terms and conditions of other equity-based awards are determined by the Administrator and may include a requirement that objectives stated with reference to one or more performance measures are attained. These awards may be transferred by will or the laws of descent and distribution, may be subject to additional restrictions on the transferability of the awarded units, and, unless prohibited by the award agreement, may be transferred to the recipient’s immediate family, (child, stepchild, grandchild, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in- law or sister-in-law) or one or more trusts, partnerships or other entities in which such individuals have more than 50% of the beneficial interests.

LTIP units are a special class of partnership interest in our operating partnership. Each LTIP unit awarded will be deemed equivalent to an award of one share of common stock under the Equity Incentive Plan, reducing the Equity Incentive Plan’s aggregate share authorization for other awards on a one-for-one basis. We will not receive a tax deduction for the value of any LTIP units granted to participants. The vesting period for LTIP units, if any, will be determined at the time of issuance. LTIP units, whether vested or not, will receive the same quarterly per-unit distributions as other limited partnership interests in our operating partnership, or OP units, which distributions will generally equal the per share distributions on shares of our common stock. This treatment with respect to quarterly distributions is similar to the expected treatment of our stock awards, which will generally receive full dividends whether vested or not. Initially, LTIP units will not have full parity with OP units with respect to liquidating distributions. Under the terms of the LTIP units, our operating partnership will revalue its assets upon the occurrence of certain specified events, and any increase in the operating partnership’s valuation from the time of the last revaluation until such event will be allocated first to the holders of LTIP units to equalize the capital accounts of such holders with the capital accounts of holders of OP units. Upon equalization of the capital accounts of the holders of LTIP units with the other holders of OP units, the LTIP units will achieve full parity with OP units for all purposes, including with respect to liquidating distributions. If such parity is reached, vested LTIP units may be converted into an equal number of OP units at any time, and thereafter enjoy all the rights of OP units, including redemption/exchange rights. However, there are circumstances under which such parity would not be reached. Until and unless such parity is reached, the value that a holder of LTIP units will realize for a given number of vested LTIP units will be less than the value of an equal number of shares of our common stock.

Dividend Equivalent Rights

The Administrator may grant dividend equivalent rights in connection with the grant of performance units, other equity-based awards and incentive awards granted under the Equity Incentive Plan. Dividend equivalent rights may be paid currently or accrued as contingent cash obligations (in which case they may be deemed to have been reinvested in shares of our common stock or otherwise reinvested) and may be payable in cash, shares of our common stock or other property or a combination thereof. The Administrator will determine the terms of any dividend equivalent rights.

Amendment or Termination

Our Board may amend or terminate the Equity Incentive Plan at any time, provided that no amendment may adversely impair the rights of participants under outstanding awards. Our stockholders must approve any amendment if such approval is required under applicable law or stock exchange requirements. Our stockholders also must approve, among other things, any amendment that materially increases the benefits accruing to participants under the Equity Incentive Plan, materially increases the aggregate number of shares of our common stock that may be issued under the Equity Incentive Plan (other than on account of stock dividends, stock splits, or other changes in capitalization as described above) or materially modifies the requirements as to eligibility for participation in the Equity Incentive Plan. Unless terminated sooner by our Board of Directors or extended with stockholder approval, the Equity Incentive Plan will terminate on the day before the tenth anniversary of the date our Board of Directors adopted the Equity Incentive Plan.

Potential Payments Upon Termination or Change in Control

2018 Equity Incentive Plan

If we experience a change in control, outstanding options, stock appreciation rights, stock awards, performance units, incentive awards or other equity-based awards (including LTIP units) under the 2018 Equity Incentive Plan, or the Equity Incentive Plan, will automatically become vested. Thus, outstanding options and stock appreciation rights will be fully exercisable on the change in control, restrictions and conditions on outstanding stock awards and other equity-based awards will lapse upon the change in control and performance units, incentive awards and other equity-based awards (including LTIP units) will become earned and nonforfeitable in their entirety on the change in control. The administrator may provide that outstanding awards (all of which will then be vested) will be assumed by the surviving entity or will be replaced by a comparable substitute award of substantially equal value granted by the surviving entity. The administrator may also provide that participants must surrender their outstanding options and stock appreciation rights, stock awards, performance units, incentive awards and other equity based awards (including LTIP units) (all of which will then be vested) in exchange for a payment, in cash or shares of our common stock or other securities or consideration received by stockholders in the change in control transaction, equal to the value received by stockholders in the change in control transaction (or, in the case of options and stock appreciation rights, the amount by which that transaction value exceeds the exercise price) after acceleration of vesting for the change in control.

In summary, a change in control under the Equity Incentive Plan occurs if:

●	a person, entity or affiliated group (with certain exceptions) acquires, in a transaction or series of transactions, more than 50% of the total combined voting power of our outstanding securities;
●	there occurs a merger, consolidation, reorganization, or business combination, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent;
●	we (i) sell or dispose of all or substantially all of our assets or (ii) acquire assets or stock of another entity, unless the holders of our voting securities immediately prior to such transaction have more than 50% of the combined voting power of the securities in the successor entity or its parent; or
●	during any period of two consecutive years, individuals who, at the beginning of such period, constitute our Board together with any new directors (other than individuals who become directors in connection with certain transactions or election contests) cease for any reason to constitute a majority of our Board.

The Code has special rules that apply to “parachute payments,” i.e., compensation or benefits the payment of which is contingent upon a change in control. If certain individuals receive parachute payments in excess of a safe harbor amount prescribed by the Code, the payor is denied a federal income tax deduction for a portion of the payments and the recipient must pay a 20% excise tax, in addition to income tax, on a portion of the payments.

If we experience a change in control, benefits provided under the Equity Incentive Plan could be treated as parachute payments. In that event, the Equity Incentive Plan provides that the benefits under the Equity Incentive Plan, and all other parachute payments provided under other plans and agreements, will be reduced to the safe harbor amount, i.e., the maximum amount that may be paid without excise tax liability or loss of deduction, if the reduction allows the participant to receive greater after-tax benefits. The benefits under the Equity Incentive Plan and other plans and agreements will not be reduced, however, if the participant will receive greater after-tax benefits (taking into account the 20% excise tax payable by the participant) by receiving the total benefits. The Equity Incentive Plan also provides that these provisions do not apply to a participant who has an agreement with us providing that the individual is entitled to indemnification or other payment from us for the 20% excise tax or if the participant has an agreement with us providing that the participant cannot receive payments in excess of the safe harbor amount.

PAY VERSUS PERFORMANCE

Our Chief Executive Officer is the principal executive officer (“PEO”). As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” to our PEO and to our other named executive officers (the “non-PEO NEOs”) and certain financial performance measures of the Company. Compensation actually paid, as determined under SEC requirements, does not reflect the actual amount of compensation earned by or paid to our executive officers during a covered year.

							Value of Initial
	Summary		Summary		Average Summary	Average	Fixed $100
	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Investment
	Table Total	Actually Paid	Table Total	Actually Paid	Table Total	Actually Paid	Based on Total
	for PEO	to PEO	for PEO	to PEO	for Non-	to Non-PEO	Shareholder	Net Income
Year	(Kavanaugh)[1,2]	(Kavanaugh)[3]	(Messier)[1,2]	(Messier)[4]	PEO NEOs[5]	NEOs[6]	Return[7]	(Loss)[8]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(f)	(g)
2023	$—	$—	$—	$—	$112,903	$112,903	$30.60	$(4,571,279)
2022	—	—	63,300	63,300	211,472	211,472	32.55	$(4,769,241)
2021	—	—	—	—	142,494	142,494	55.28	$(4,364,264)

1

Mr. Messier served as the Company’s Chief Executive Officer during fiscal years 2021 and 2022 and during fiscal year 2023 until July 18, 2023. Mr. Kavanaugh was appointed as the Company’s interim President and Chief Executive Officer, effective July 18, 2023, and he was appointed as the Company’s President and Chief Executive Officer on a permanent basis on October 18, 2023.

2

The dollar amounts reported in columns (b) and (d) are the amounts of total compensation reported for Messrs. Kavanaugh and Messier, respectively, in the “Total” column of the Summary Compensation Table in the applicable year. We did not provide Mr. Kavanaugh with any compensation during the year ended December 31, 2023. We did not provide Mr. Messier with any compensation during the year ended December 31, 2021.

3	We did not provide Mr. Kavanaugh with any compensation during the year ended December 31, 2023.
4

The dollar amounts reported in column (e) represent the amount of “compensation actually paid” to Mr. Messier in fiscal years 2023, 2022 and 2021, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Messier during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Messier’s total compensation for each year to determine the compensation actually paid:

	FY2023	FY2022	FY2021
Total Compensation for PEO as reported in the Summary Compensation Table for the covered fiscal year	$—	$63,300	—
Deduct pension values reported in the “Change in Pension and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table for the covered fiscal year	—	—	—
Deduct grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	—	$63,300	—
Add actuarial present value of pension value attributable to covered fiscal year’s service	—	—	—
Add the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the covered fiscal year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation	—	—	—
Add fair value as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year	—	—	—
Add fair value as of the vesting date of any awards granted in the covered fiscal year that vested during the covered fiscal year	—	$63,300	—
Add dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Add the change in fair value (whether positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year	—	—	—
Add the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during the covered fiscal year	—	—	—
Subtract the fair value of any equity awards granted in a prior fiscal year that failed to meet the applicable vesting conditions in the covered fiscal year determined as of the end of the prior fiscal year	—	—	—
Compensation Actually Paid to PEO	$—	$63,300	$—

5

The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for the purpose of calculating the average amounts in each applicable year are as follows: (1) for fiscal year 2023, Messrs. C. Brent Winn, Jr., William R. Elliott, and Colin M. Elliott; (2) for fiscal year 2022, Messrs. William R. Elliott, C. Brent Winn, Jr., and Colin M. Elliott; and (3) for fiscal year 2021, William R. Elliott and C. Brent Winn, Jr.

6

The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs as a group for each year to determine the compensation actually paid:

	FY2023	FY2022	FY2021
Total Average Compensation for non-PEO NEOs as reported in the Summary Compensation Table for the covered fiscal year	$112,903	$211,472	$142,494
Deduct pension values reported in the “Change in Pension and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table for the covered fiscal year	—	—	—
Deduct grant date fair value of equity awards reported in the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	—	$73,300	$29,994
Add actuarial present value of pension value attributable to covered fiscal year’s service	—	—	—
Add the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the covered fiscal year that are attributed by the benefit formula to services rendered in periods prior to the plan amendment or initiation	—	—	—
Add fair value as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year	—	—	—
Add fair value as of the vesting date of any awards granted in the covered fiscal year that vested during the covered fiscal year	—	$73,300	$29,994
Add dividends or other earnings paid on stock or option awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	—	—	—
Add the change in fair value (whether positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year	—	—	—
Add the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during the covered fiscal year	—	—	—
Subtract the fair value of any equity awards granted in a prior fiscal year that failed to meet the applicable vesting conditions in the covered fiscal year determined as of the end of the prior fiscal year	—	—	—
Compensation Actually Paid to non-PEO NEOs	$112,903	$211,472	$142,494

7

Total Shareholder Return is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K.

8	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable fiscal year.

Relationship Between Financial Performance Measures and Executive Compensation

The graphs below describe the relationship between compensation actually paid to our PEOs and the average of the compensation actually paid to our non-PEO NEOs (as calculated above) and our financial and stock performance for the indicated years.

Compensation Actually Paid vs. Total Shareholder Return

The following graph compares the compensation actually paid to our PEOs, the average of the compensation actually paid to our non-PEO NEOs and the Company’s total shareholder return performance.

Compensation Actually Paid vs. Net Loss

The following graph compares the compensation actually paid to our PEOs and the average of the compensation actually paid to our non-PEO NEOs with our net loss.

Compensation Actually Paid vs. Net Loss
$250,000
$200,000
$150,000
$100,000
$50,000
$-
Compensation Actually Paid
($4,100,000)
($4,200,000)
($4,300,000)
($4,400,000)
($4,500,000)
($4,600,000)
($4,700,000)
($4,800,000)
Net Income
2021
2022
2023
Avg of Non-PEO NEOs
Kavanaugh
Messier
Net Income

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all such reports.

Based solely on a review of the copies of such reports received by the Company and on written representations from certain reporting persons that no reports were required, or if required, such reports were filed on a timely basis for those persons, the Company believes that reports, other than five reports, were filed on a timely basis by all directors and executive officers in 2023. Two of our directors, Messrs. Kavanaugh and Neuman, filed an untimely Form 3 to report their initial beneficial ownership of securities. Mr. Kavanaugh, who was later appointed as our CEO and President, filed three untimely reports on Form 4. The first untimely report was to report two transactions for preferred stock purchases that occurred on August 31, 2023 and September 6, 2023. The second untimely report was to report four transactions for preferred stock purchases that occurred on November 28, 2023, November 29, 2023, November 30, 2023 and December 1, 2023. The third untimely report was to report three transactions for preferred stock purchases that occurred on December 7, 2023, December 11, 2023 and December 12, 2023. All such untimely reports were filed late due to administrative errors.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Under rules promulgated by the SEC and in accordance with our Bylaws, holders of shares of common stock who desire to submit proposals for inclusion in our proxy statement for the 2025 Annual Meeting, subject to compliance with the eligibility standards specified in such rules, must submit such proposals to the Secretary of our Company by April 22, 2025.

Our Bylaws provide that nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at our 2025 Annual Meeting by any stockholder of our Company who was a stockholder of record both at the time of giving of notice by the stockholder and at the time of the 2025 Annual Meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with our advance notice Bylaw requirements. For any nomination or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Secretary at our principal executive office and any such other business must otherwise be a proper matter for action by the stockholders. To be timely for our 2025 Annual Meeting, a stockholder’s notice must set forth all information required under our Bylaws and must be delivered to the Secretary at our principal executive office not earlier than March 23, 2025 nor later than 5:00 PM, Eastern Time, on April 22, 2025; provided, however, that in the event that the date of our 2025 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of our 2024 Annual Meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of our 2025 Annual Meeting and not later than 5:00 PM, Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. In the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of our proxy statement for the preceding year’s annual meeting, a stockholder’s notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at our principal executive office not later than 5:00 PM, Eastern Time, on the tenth day following the day on which we first make such public announcement.

In addition to satisfying the requirements in our Bylaws, to comply with the SEC’s new universal proxy rules, shareholders intending to solicit proxies for the 2025 Annual Meeting in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 14, 2025, or if the 2025 Annual Meeting is more than 30 days before or after September 12, 2025, then no later than the later of 60 days prior to the 2025 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made by the Company.

In addition to our Bylaws, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act, and the rules and regulations thereunder. Our Bylaw provisions do not affect any right of a stockholder to request inclusion of a proposal in, or our right to omit a proposal from, our Proxy Statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

ANNUAL REPORT ON FORM 10-K

Our 2023 Annual Report was filed with the SEC on March 16, 2024. A copy of the 2023 Annual Report filed with the SEC, exclusive of the exhibits thereto, may be obtained from us, without charge, by a request in writing. We will also furnish any exhibit to the Annual Report upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to our Company, at our address stated herein, and to the attention of the Secretary. Beneficial owners must include in their written requests a good faith representation that they were beneficial owners of our common stock on July 9, 2024.

By order of the Board of Directors
/s/ Francis P. Kavanaugh
Francis P. Kavanaugh
President, Chief Executive Officer, Secretary and Treasurer

August 20, 2024

APPENDIX A TO PROXY STATEMENT

Additional Information Regarding Participants in the Solicitation

Under applicable SEC rules and regulations, members of the Boards of Directors, certain officers and certain other employees of the Company are considered “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about the persons who are considered “participants.”

1.Directors and Nominees

The principal occupations or employment of each of the Company’s directors are set forth under the heading “Proposal No. 1 Election of Directors” in this proxy statement. The name of each director is listed below, and the business address for all the directors is P.O. Box 8436, Richmond, Virginia 23226.

Neil P. Farmer

Alfred Lee Finley

David Lunin

Emanuel D. Neuman

2.Certain Officers

The following table sets forth the name and principal occupation of the Company’s officers who are considered “participants.” The principal occupation refers to such person’s position with the Company, and the principal business address of each such person is P.O. Box 8436, Richmond, Virginia 23226.

Name	Principal Occupation
Francis P. Kavanaugh	President and Chief Executive Officer, Secretary and Treasurer
C. Brent Winn, Jr.	Chief Financial Officer

3.Information Regarding Ownership of the Company’s Securities by Participants

Except as described in this Appendix A or in this proxy statement, none of the persons listed above under “Directors and Nominees” or “Certain Officers” owns any Company securities of record that they do not own beneficially. The number of Company securities beneficially owned by directors and named executive officers as of July 9, 2024 is set forth under the heading “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement.

4.Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases and sales of the Company’s securities during the past two years by the persons listed above under “Directors and Nominees” and “Certain Officers.”

Company Securities Purchased or Sold (7/9/2022 through 7/9/2024)

Name	Date	Number of Shares	Nature of Transaction	Transaction Description
Neil P. Farmer	1/18/2024	1,527	Grant	Common Stock
Neil P. Farmer	3/11/2024	1,317	Purchase	Common Stock
Francis P. Kavanaugh	3/11/2024	10,095	Purchase	Common Stock
Francis P. Kavanaugh	3/11/2024	8,305	Purchase	Common Stock
Francis P. Kavanaugh	3/13/2024	3,374	Purchase	Common Stock
Francis P. Kavanaugh	3/14/2024	3,852	Purchase	Common Stock
Francis P. Kavanaugh	3/19/2024	686	Purchase	Common Stock
Francis P. Kavanaugh	5/17/2024	20,800	Purchase	Common Stock
Francis P. Kavanaugh	5/20/2024	497	Purchase	Common Stock
Francis P. Kavanaugh	5/22/2024	3,851	Purchase	Common Stock
Francis P. Kavanaugh	5/23/2024	3,627	Purchase	Common Stock
Francis P. Kavanaugh	5/24/2024	3,792	Purchase	Common Stock
Francis P. Kavanaugh	6/13/2024	3,836	Purchase	Common Stock
Francis P. Kavanaugh	6/14/2024	4,833	Purchase	Common Stock
Francis P. Kavanaugh	7/17/2023	7,307	Purchase	Preferred Stock
Francis P. Kavanaugh	8/14/2023	393	Purchase	Preferred Stock
Francis P. Kavanaugh	8/16/2023	1,250	Purchase	Preferred Stock
Francis P. Kavanaugh	8/16/2023	5,600	Purchase	Preferred Stock
Francis P. Kavanaugh	8/16/2023	1,271	Purchase	Preferred Stock
Francis P. Kavanaugh	8/17/2023	12,500	Purchase	Preferred Stock
Francis P. Kavanaugh	8/22/2023	6,864	Purchase	Preferred Stock
Francis P. Kavanaugh	8/23/2023	1,012	Purchase	Preferred Stock
Francis P. Kavanaugh	8/23/2023	1,486	Purchase	Preferred Stock
Francis P. Kavanaugh	8/28/2023	2,000	Purchase	Preferred Stock
Francis P. Kavanaugh	8/31/2023	100	Purchase	Preferred Stock
Francis P. Kavanaugh	9/6/2023	217	Purchase	Preferred Stock
Francis P. Kavanaugh	9/6/2023	1,000	Purchase	Preferred Stock
Francis P. Kavanaugh	9/6/2023	1,000	Purchase	Preferred Stock
Francis P. Kavanaugh	9/6/2023	500	Purchase	Preferred Stock
Francis P. Kavanaugh	9/26/2023	2,500	Purchase	Preferred Stock
Francis P. Kavanaugh	12/18/2023	5,000	Purchase	Preferred Stock
David Lunin	12/7/2023	2	Purchase	Common Stock
David Lunin	12/8/2023	297	Purchase	Common Stock
David Lunin	12/11/2023	700	Purchase	Common Stock
David Lunin	1/18/2024	1,527	Grant	Common Stock
Emanuel D. Neuman	8/25/2023	1,037	Purchase	Common Stock
Emanuel D. Neuman	8/29/2023	1,376	Purchase	Common Stock
Emanuel D. Neuman	8/30/2023	59	Purchase	Common Stock
Emanuel D. Neuman	8/31/2023	579	Purchase	Common Stock
Emanuel D. Neuman	9/1/2023	1,465	Purchase	Common Stock
Emanuel D. Neuman	9/6/2023	24	Purchase	Common Stock
Emanuel D. Neuman	9/7/2023	100	Purchase	Common Stock
Emanuel D. Neuman	9/8/2023	100	Purchase	Common Stock
Emanuel D. Neuman	9/11/2023	36	Purchase	Common Stock
Emanuel D. Neuman	9/12/2023	1,156	Purchase	Common Stock
Emanuel D. Neuman	9/13/2023	879	Purchase	Common Stock
Emanuel D. Neuman	11/28/2023	57	Purchase	Common Stock

Emanuel D. Neuman	11/29/2023	1,130	Purchase	Common Stock
Emanuel D. Neuman	11/30/2023	1	Purchase	Common Stock
Emanuel D. Neuman	12/1/2023	167	Purchase	Common Stock
Emanuel D. Neuman	12/6/2023	118	Purchase	Common Stock
Emanuel D. Neuman	12/7/2023	161	Purchase	Common Stock
Emanuel D. Neuman	12/8/2023	100	Purchase	Common Stock
Emanuel D. Neuman	12/11/2023	182	Purchase	Common Stock
Emanuel D. Neuman	12/12/2023	583	Purchase	Common Stock
Emanuel D. Neuman	1/18/2024	1,527	Grant	Common Stock
Timothy O'Brien	8/17/2023	500	Purchase	Common Stock
Timothy O'Brien	8/18/2023	500	Purchase	Common Stock
Timothy O'Brien	12/1/2023	250	Purchase	Common Stock
Timothy O'Brien	12/4/2023	250	Purchase	Common Stock
Timothy O'Brien	1/18/2024	1,527	Grant	Common Stock
Timothy O'Brien	3/14/2024	250	Purchase	Common Stock
Charles Pearson	1/18/2024	1,527	Grant	Common Stock
C. Brent Winn, Jr.	8/14/2023	1,005	Purchase	Common Stock
C. Brent Winn, Jr.	8/14/2023	300	Purchase	Common Stock
C. Brent Winn, Jr.	8/14/2023	250	Purchase	Common Stock
C. Brent Winn, Jr.	8/14/2023	50	Purchase	Common Stock
C. Brent Winn, Jr.	8/14/2023	25	Purchase	Common Stock
C. Brent Winn, Jr.	8/14/2023	113	Purchase	Common Stock
C. Brent Winn, Jr.	8/14/2023	236	Purchase	Common Stock
C. Brent Winn, Jr.	11/27/2023	192	Purchase	Common Stock
C. Brent Winn, Jr.	11/29/2023	307	Purchase	Common Stock
C. Brent Winn, Jr.	3/14/2024	102	Purchase	Common Stock
C. Brent Winn, Jr.	3/14/2024	242	Purchase	Common Stock
C. Brent Winn, Jr.	3/15/2024	655	Purchase	Common Stock
C. Brent Winn, Jr.	5/14/2024	1,125	Purchase	Common Stock
C. Brent Winn, Jr.	5/15/2024	452	Purchase	Common Stock
C. Brent Winn, Jr.	5/15/2024	125	Purchase	Common Stock
C. Brent Winn, Jr.	5/15/2024	50	Purchase	Common Stock

Miscellaneous Information Concerning Participants. Except as described in this Appendix A or in this proxy statement, neither any participant nor any of their respective associates or affiliates (together, the “Participant Affiliates”) is either a party to any transaction or series of transactions since August 20, 2022 or has any knowledge of any current proposed transaction or series of proposed transactions (i) to which the Company or any of its subsidiaries was or is to be a participant, (ii) in which the amount involved exceeds $120,000 and (iii) in which any participant or Participant Affiliate had, or will have, a direct or indirect material interest. Furthermore, except as described in this Appendix A or in this proxy statement, (a) no participant or Participant Affiliate, directly or indirectly, beneficially owns any securities of the Company or any securities of any subsidiary of the Company, and (b) no participant owns any securities of the Company of record but not beneficially.

Except as described in this Appendix A or in this proxy statement, no participant or Participant Affiliate has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or any of its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described in this Appendix A or in this proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate since January 1, 2023 with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix A or in this proxy statement, and excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

PRELIMINARY PROXY MATERIALS VOTE BY INTERNET DATED AUGUST 8, 2024 - SUBJECT TO COMPLETION Go to http://www.vstocktransfer.com/proxy Click on Proxy Voter Login and log-on using the below control number. Voting will be open until 11:59 p.m. (Eastern Time) September 11, 2024. CONTROL # VOTE BY MAIL Mark, sign and date your proxy card and return it in the envelope we have provided. * SPECIMEN * 1 MAIN STREET ANYWHERE PA 99999-9999 VOTE BY EMAIL Mark, sign and date your proxy card and return it to vote@vstocktransfer.com VOTE BY FAX Mark, sign and date your proxy card and return it to 646-536-3179. Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope. Annual Meeting of Stockholders Proxy Card - Medalist Diversified REIT, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS DETACH PROXY CARD HERE TO VOTE BY MAIL 1. Elect one Class I director to hold office for a three-year term expiring in 2027 - Vote "FOR" only one nominee in total. If you vote "FOR" more than one nominee, all of your votes on Item 1 will be invalid and will not be counted. If you do not vote "FOR" one nominee, your shares will be voted in accordance with the Board of Directors' recommendation. ONLY VOTE FOR ONE NOMINEE COMPANY NOMINEE MR. WHEELER'S NOMINEES OPPOSED BY THE COMPANY The Board of Directors recommends a vote "FOR" the Board of Directors’ nominee. The Board of Directors recommends you do NOT vote for any of the following four (4) nominees of Mr. Wheeler. (1B) D. Ben Berry (1C) Bradley A. Hanenberg (1D) Kathy Meredith Jassem (1E) Jon S. Wheeler (1A) David Lunin FOR WITHHOLD FOR WITHHOLD FOR WITHHOLD FOR WITHHOLD FOR WITHHOLD The Board of Directors recommends a vote "FOR" the proposal. 2. To approve, in an advisory and non-binding vote, the compensation of our named executive officers as disclosed in the Proxy Statement. FOR AGAINST ABSTAIN The Board of Directors recommends a vote for the option of "ONE YEAR." 3. To vote, on an advisory and non-binding basis, on the frequency of future advisory votes on the compensation of our named executive officers. ONE YEAR TWO YEARS THREE YEARS ABSTAIN The Board of Directors recommends a vote "FOR" the proposal. 4. Ratify the appointment of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. FOR AGAINST ABSTAIN The Board of Directors recommends a vote "FOR" the proposal. 5. To approve an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s outstanding common stock by a ratio of any whole number in a range of 1-for-10 and 1-for-100, with such ratio to be determined in the discretion of the Board of Directors and with such action to be effected at such time and date, if at all, as determined by the Board of Directors within one year after the conclusion of the 2024 Annual Meeting of Stockholders. FOR AGAINST ABSTAIN (To be Signed on Reverse Side) ABSTAIN

Medalist Diversified REIT, Inc. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 12, 2024 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and the 2023 Annual Report to Stockholders are available at: https://ts.vstocktransfer.com/irhlogin/MDRR DETACH PROXY CARD HERE TO VOTE BY MAIL The undersigned stockholder of Medalist Diversified REIT, Inc., hereby appoints Francis P. Kavanaugh and Brent Winn and each of them as proxy and attorney-in-fact, with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders to be held on September 12, 2024 at 10:00 AM Pacific Time at 22 Executive Park, Suite 250, Irvine,CA 92614, and at any adjournments or postponements thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated below and otherwise in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, and of the accompanying Proxy Statement. The undersigned hereby revokes any proxy heretofore given with respect to such meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, THE PROXY SHALL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEE, “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, “ONE YEAR” FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF NAMED OFFICERS, “FOR” THE RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT LLP, AND “FOR” THE REVERSE STOCK SPLIT PROPOSAL. IF YOU VOTE "FOR" MORE THAN ONE NOMINEE, ALL OF YOUR VOTES ON PROPOSAL 1 WILL BE INVALID AND WILL NOT BE COUNTED. Electronic Delivery of Future Proxy Materials. If you would like to reduce the costs incurred by Medalist Diversified REIT, Inc. in mailing materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via email or the internet. To sign up for electronic delivery, please provide your email address below and check here to indicate you consent to receive or access proxy materials electronically in future years. Email Address: ___________________________ PLEASE INDICATE YOUR VOTE ON THE REVERSE SIDE Date Signature Signature, if held jointly ________________ ________________________ ________________________ Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person. To change the address on your account, please check the box at right and indicate your new address. * SPECIMEN * AC:ACCT999 90.00